UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Expedia Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Expedia Group, Inc.
1111 Expedia Group Way W.
Seattle, Washington 98119

April 29, 2024
Dear Stockholder:
You are invited to attend the 2024 Annual Meeting of Stockholders of Expedia Group, Inc. (the “2024 Annual Meeting”), which will be held at 10:30 a.m. Pacific Time, on Tuesday, June 25, 2024. The 2024 Annual Meeting will again be a virtual meeting conducted solely online at www.virtualshareholdermeeting.com/EXPE2024. Details regarding how to participate in the 2024 Annual Meeting and the business to be conducted are described in the accompanying Notice of 2024 Annual Meeting and Proxy Statement.
Your vote is very important. Whether or not you plan to participate in the 2024 Annual Meeting online, please take the time to vote. The accompanying Notice of 2024 Annual Meeting and Proxy Statement explain more about voting, and I encourage you to read them carefully.
Thank you for your ongoing support of Expedia Group.
Sincerely,

Peter Kern
Vice Chairman and Chief Executive Officer

__
2024 Annual Meeting Details
June 25, 2024
10:30 a.m.
Pacific Time
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This Proxy Statement and the 2023 Annual Report are available at:
www.proxyvote.com
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Expedia Group, Inc. 1111 Expedia Group Way W.
Seattle, Washington 98119
Notice of 2024 Annual Meeting of Stockholders

The 2024 Annual Meeting of Stockholders (the "2024 Annual Meeting") of Expedia Group, Inc. ("Expedia Group") will be held at 10:30 a.m. Pacific Time on June 25, 2024. There will be no physical meeting location for stockholders to attend. Stockholders may participate only by logging in at www.virtualshareholdermeeting.com/EXPE2024, whereupon you will be asked to enter your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials.
Items of business at the 2024 Annual Meeting will be:

1	To elect the 13 directors named in this proxy statement, each to hold office for a term ending on the date of the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Board of Directors);

2	To approve, on an advisory basis, the fiscal 2023 compensation of Expedia Group’s named executive officers;

3	To ratify the appointment of Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for fiscal 2024; and

4	To transact such other business as may properly come before the 2024 Annual Meeting and any adjournments or postponements thereof.

Voting. Only holders of record of outstanding shares of Expedia Group common stock and Class B common stock at the close of business on April 26, 2024 are entitled to notice of and to vote at the 2024 Annual Meeting and any adjournments or postponements thereof. Whether or not you plan to attend the 2024 Annual Meeting, please consider voting before the meeting at www.proxyvote.com, by calling 1-800-690-6903 or by completing, signing, dating and returning the proxy card. Returning the proxy card does not deprive you of your right to attend and to vote your shares during the 2024 Annual Meeting.

Proxy Materials. We are furnishing proxy materials to our stockholders primarily via the internet instead of distributing printed copies of those materials to each stockholder. By doing so, we believe we can provide our stockholders with the information they need in a more timely manner than if we had elected to distribute printed materials, while reducing the environmental impact of (and lowering the costs associated with) the distribution of our proxy materials. On or about April 29, 2024, we distributed a Notice of Internet Availability of Proxy Materials to stockholders entitled to vote at the 2024 Annual Meeting and also provided access to our proxy materials over the internet.
By order of the Board of Directors,
Robert Dzielak | Chief Legal Officer and Secretary
Seattle, Washington
April 29, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, JUNE 25, 2024

The Notice of Annual Meeting, this Proxy Statement and the 2023 Annual Report to Stockholders are available at
www.proxyvote.com.

Expedia Group	i	2023 Proxy Statement

2022 Proxy Statement	ii	Expedia Group

Procedural Matters

Procedural Matters
This proxy statement is being furnished to holders of common stock and Class B common stock of Expedia Group, Inc., a Delaware corporation (“Expedia Group”, the “Company”, "we”, "us”, "our”), in connection with the solicitation of proxies by Expedia Group’s Board of Directors (the “Board” or the “Board of Directors”) for use at its 2024 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “2024 Annual Meeting”).
Expedia Group’s principal offices are located at 1111 Expedia Group Way W., Seattle, Washington 98119. This proxy statement and accompanying materials are being made available to Expedia Group stockholders beginning on or about April 29, 2024.
2024 Annual Meeting Information
•Date and Time. The 2024 Annual Meeting will be held on June 25, 2024 beginning at 10:30 a.m. Pacific Time. It will be a virtual meeting conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/EXPE2024 and there will be no physical meeting location.
•Access to the Audio Webcast of the 2024 Annual Meeting and Log in Instructions. Online access to the audio webcast will open approximately 30 minutes before the start of the 2024 Annual Meeting to allow time for you to log in and test your computer audio system. To attend the 2024 Annual Meeting, log in at www.virtualshareholdermeeting.com/EXPE2024. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. We encourage you to access the meeting before the start time. If you encounter any difficulties accessing the meeting during check-in or during the meeting, please call the technical support number that will be posted on the meeting platform's login page.
•Submitting Questions at the 2024 Annual Meeting. Once online access to the 2024 Annual Meeting is open, stockholders may submit questions, if any, at www.virtualshareholdermeeting.com/EXPE2024. You will need your unique control number included on your proxy card (printed in the box) or on the instructions that accompanied your proxy materials. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints and in accordance with our meeting procedures.
•Voting Your Shares at the 2024 Annual Meeting. Unless you hold your shares in the Company’s 401(k) plan, you may vote your shares at the 2024 Annual Meeting even if you have previously submitted your vote via proxy. For instructions on how to do so, see the section below titled “Voting Your Shares—Voting at the 2024 Annual Meeting.”
2024 Annual Meeting Agenda and Voting Recommendations

Proposal	Board Voting Recommendation	Page Reference (for more detail)

Election of 13 Directors	FOR EACH DIRECTOR NOMINEE	17
Advisory vote on Expedia Group's named executive officer compensation	FOR	32
Ratification of appointment of Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for fiscal 2024	FOR	33

Record Date
The Board of Directors established the close of business on April 26, 2024 as the record date (the "Record Date") for purposes of determining the holders of Expedia Group common stock and Class B common stock entitled to notice of and to vote at the 2024 Annual Meeting. On the Record Date, 126,947,124 shares of common stock and 5,523,452 shares of Class B common stock were outstanding and entitled to vote at the 2024 Annual Meeting.

2024 Proxy Statement	1	Expedia Group

Procedural Matters
Quorum
Transaction of business at the 2024 Annual Meeting may occur if a quorum is present. The presence at the 2024 Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast at the meeting by holders of Expedia Group common stock and Class B common stock, voting together as a single class, constitutes a quorum in respect of matters on which holders of Expedia Group common stock and Expedia Group Class B common stock vote together as a single class. When the holders of Expedia Group Class B common stock vote as a separate class, the presence at the 2024 Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast at the meeting by holders of Expedia Group Class B common stock constitutes a quorum with respect to such vote. In the election of the four directors whom the holders of Expedia Group common stock are entitled to elect voting as a separate class, the presence at the 2024 Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast at the meeting by holders of Expedia Group common stock constitutes a quorum. If a quorum is not present for a particular matter, it is expected that the 2024 Annual Meeting will be adjourned or postponed with respect to such matter in order to provide additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the 2024 Annual Meeting, all previously submitted proxies will be voted in the same manner as such proxies would have been voted at the original convening of the 2024 Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.
Stockholders who have not already voted by proxy and participate in the 2024 Annual Meeting online at www.virtualshareholdermeeting.com/EXPE2024 will be considered to be attending the meeting in person for purposes of determining whether a quorum has been met. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters as well. Shares of Expedia Group common stock and Class B common stock outstanding on the Record Date and represented by a properly executed proxy will be treated as present and entitled to vote at the 2024 Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Abstentions and broker non-votes are counted for purposes of determining a quorum.
Voting Rights
Expedia Group stockholders are entitled to one vote for each share of common stock and ten votes for each share of Class B common stock held as of the Record Date, voting together as a single voting class, in:
•the election of nine of the 13 director nominees,
•the advisory vote on Expedia Group's named executive officer compensation, and
•the ratification of the appointment of Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for fiscal 2023.
Expedia Group stockholders are entitled to one vote for each share of common stock held as of the Record Date in the election of the four director nominees whom the holders of Expedia Group common stock are entitled to elect as a separate class pursuant to the Company’s amended and restated certificate of incorporation. There is no cumulative voting.
Solicitation of Proxies
Expedia Group will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of the Company, without additional compensation, may solicit proxies from stockholders by telephone, by electronic means, by letter, by facsimile, in person or otherwise. Following the initial distribution of the Notice of Annual Meeting of Stockholders and related proxy materials, Expedia Group will request brokers, trusts, banks or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Expedia Group common stock and to request authority for the exercise of proxies. In such cases, Expedia Group, upon the request of the brokers, trusts, banks and other stockholder nominees, will reimburse such holders for their reasonable expenses.
Expedia Group has retained MacKenzie Partners, Inc. to distribute proxy solicitation materials to brokers, trusts, banks and other stockholder nominees and to assist in the solicitation of proxies from Expedia Group stockholders. The fee for such firm’s services is estimated not to exceed $16,000, plus reimbursement for reasonable out-of-pocket costs and expenses.

Expedia Group	2	2024 Proxy Statement

Procedural Matters
Voting Your Shares
Voting by Proxy Without Attending the 2024 Annual Meeting
You may direct how your shares are voted by proxy without attending the 2024 Annual Meeting. The manner in which your shares may be voted by proxy depends on the manner in which you hold your shares, as described below:
•Registered stockholder: your shares are represented by certificates or book entries in your name on the records of the Company’s stock transfer agent;
•401(k) plan participant: your shares are held in the Company’s 401(k) plan for employees; or
•Beneficial stockholder: you hold your shares “in street name” through a broker, trust, bank or other nominee.
You may vote your shares by proxy in any of the following three ways:
•Using the Internet. Registered stockholders and 401(k) plan participants may vote using the internet by going to www.proxyvote.com and following the instructions. Beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees. You will be required to enter the control number that is included on your proxy card or other voting instruction form provided by your broker, trust, bank or other nominee. Online proxy voting via the internet is available 24 hours a day and will close 11:59 p.m. Eastern Time, on June 24, 2024 for shares held in the Company's 401(k) plan and for shares held directly.
•By Telephone. Registered stockholders and 401(k) plan participants may vote, from within the United States, using any touch-tone telephone by calling 1-800-690-6903 and following the recorded instructions. Beneficial owners may vote, from within the United States, using any touch-tone telephone by calling the number specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees. You will be required to enter the control number that is included on your proxy card or other voting instruction form provided by your broker, trust, bank or other nominee. Telephone proxy voting is available 24 hours a day and will close 11:59 p.m. Eastern Time on June 24, 2024 for shares held in the Company's 401(k) plan and for shares held directly.
•By Mail. Registered stockholders and participants in the Company's 401(k) plan who received printed materials may submit proxies by mail by marking, signing and dating the printed proxy cards included with your proxy materials and mailing them in the accompanying pre-addressed envelopes. Beneficial owners who received printed materials may vote by marking, signing and dating the voting instruction forms provided and mailing them in the accompanying pre-addressed envelopes.
All proxies properly submitted and not revoked will be voted at the 2024 Annual Meeting in accordance with the instructions indicated thereon. If you are a stockholder of record and submit your proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote as the Board recommends on each of the proposals described in this proxy statement.
If you hold Expedia Group shares in the Company’s 401(k) plan, you must provide the plan trustee with instructions in order to vote these shares. The trustee of the Company’s 401(k) plan for employees, Fidelity Management Trust Company, will vote Expedia Group common stock credited to employee accounts in accordance with such employee’s voting instructions. The trustee will vote the 401(k) plan shares for which voting instructions are not received in the same proportion as the shares for which voting instructions are received.
Expedia Group is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains, or is submitted with, information from which the inspector of elections can determine that such proxy was authorized by the corresponding stockholder (Delaware General Corporation Law section 212(c)). The electronic voting procedures provided for the 2024 Annual Meeting are designed to authenticate each stockholder by use of a control number, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

2024 Proxy Statement	3	Expedia Group

Procedural Matters
Voting at the 2024 Annual Meeting
Unless you hold your shares in the Company’s 401(k) plan, you may vote your shares at the 2024 Annual Meeting even if you have previously submitted your vote by proxy. If you attend the Annual Meeting online and wish to vote in person, you can request any previously submitted proxy not be used. To vote at the 2024 Annual Meeting, log in at www.virtualshareholdermeeting.com/EXPE2024. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. If you are the beneficial owner of shares held through a broker, or other nominee, please follow the instructions provided by that broker, trustee or nominee.
Because shares held by participants in the Company’s 401(k) plan may be voted only by the trustee, these shares may not be voted during the 2024 Annual Meeting. Such plan-participants are nevertheless invited to attend the 2024 Annual Meeting and submit questions.
Votes Required and Voting Impact of Abstentions and Broker Non-Votes
Votes Required. Directors are elected by a plurality of votes cast. All other proposals for consideration at the 2024 Annual Meeting require the affirmative vote of a majority of the voting power represented by the shares of Expedia Group common stock and Class B common stock, present in person or represented by proxy, and entitled to vote on the matter for approval, voting together as a single class.
Abstentions. Abstentions are treated as shares entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of shares present and entitled to vote at the 2024 Annual Meeting (i.e., the advisory proposal regarding Expedia Group's executive compensation and the proposal regarding ratification of the independent registered public accounting firm), and have no impact on the vote on any proposal for which the vote standard is based on the votes cast at the meeting (i.e., the election of directors).
Broker non-votes. If you hold your shares in street name and want your shares to be voted on all matters at the 2024 Annual Meeting, you must instruct your broker, bank or other institution how to vote such shares. Absent your specific instructions, Nasdaq rules do not permit brokers and banks to vote your shares on a discretionary basis for non-routine corporate governance matters, such as the election of directors and the advisory proposal regarding Expedia Group's executive compensation (resulting in a “broker non-vote”). Broker non-votes will have no effect on the outcome of any of the proposals to be voted on by stockholders at the 2024 Annual Meeting. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered:
•Non-Routine Items. The election of directors and the advisory proposal regarding Expedia Group's executive compensation are non-routine items and may NOT be voted on by your broker, bank or other nominee absent your specific voting instructions. Although broker non-votes will be tabulated in respect of each of these items, any broker non-vote will have no impact on the outcome as such broker, bank or other nominee is not considered entitled to vote.
•Routine Item. The ratification of Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for fiscal 2024 is a routine item. Generally, brokers, banks and other nominees that do not receive voting instructions may vote on this proposal in their discretion, and therefore, broker non-votes are not expected for this matter.
Revocation of Proxies
If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.
If you are a registered stockholder, you may revoke your proxy at any time before it is exercised at the 2024 Annual Meeting by (i) delivering written notice, bearing a date later than your proxy, stating that the proxy is revoked, (ii) submitting a later-dated proxy relating to the same stock by mail, telephone or the internet before the vote at the 2024 Annual Meeting, or (iii) attending the 2024 Annual Meeting and resubmitting your vote. Registered stockholders may also follow the instructions provided on the proxy card to submit a new proxy by telephone or via the internet.

Expedia Group	4	2024 Proxy Statement

Procedural Matters
Other Business
The Board of Directors does not intend to bring any business before the 2024 Annual Meeting other than the proposals discussed in this proxy statement and specified in the Notice of Annual Meeting of Stockholders. The Board has no knowledge of any other matters to be presented at the 2024 Annual Meeting other than those described in this proxy statement. If any other matters should properly come before the 2024 Annual Meeting, the persons designated as proxies will vote on them according to their best judgment.
Your vote is very important. Whether or not you plan to attend the 2024 Annual Meeting, please take the time to vote via the internet, by telephone or by returning your marked, signed and dated proxy card so that your shares will be represented at the 2024 Annual Meeting.

2024 Proxy Statement	5	Expedia Group

Corporate Governance and Board of Directors
Corporate Governance and Board of Directors
Board of Directors
Board Composition
The Company's business and affairs are overseen by our Board of Directors, which is currently composed of 13 members. There are currently four management representatives on the Board, and seven of the nine remaining directors are independent. The Board has standing Audit, Compensation, and Nominating Committees, each solely composed of independent directors, as well as an Executive Committee. The following changes to the Board’s composition occurred since the beginning of 2023:
•On February 16, 2023, the size of the Board was expanded from 11 to 12 members and M. Moina Banerjee was elected to fill the newly-created directorship and appointed Chair of the Audit Committee;
•Effective June 1, 2023, Samuel Altman resigned from the Board and Alexandr Wang was elected to the Board to fill the vacant Board seat;
•On February 12, 2024, the size of the Board was expanded from 12 to 13 members and Ariane Gorin was (i) elected to fill the newly-created directorship and (ii) effective May 13, 2024, designated to serve as a member of the Executive Committee and as Chief Executive Officer; in each case succeeding Peter Kern, who will continue to serve as Vice Chairman of the Company and a member of the Board.
2023 Board Meetings. During 2023, the Board of Directors met four times, and acted by unanimous written consent once. Each director who was a member of the Board in 2023 attended at least 75% of the aggregate number of meetings of the Board and its committees on which the director served. Each director who was a member of the Board in May 2023 attended the 2023 annual meeting of stockholders, which also was held virtually.
Director Independence. The Board of Directors has determined that seven of the Board’s current 13 directors are “independent directors” as defined by Nasdaq listing rules and that the members of the Audit and Compensation Committees have also satisfied the separate independence requirements applicable to audit committee and compensation committee members under SEC and Nasdaq listing rules. The independent directors are Beverly Anderson, M. Moina Banerjee, Chelsea Clinton, Henrique Dubugras, Craig Jacobson, Patricia Menendez Cambo, and Alexandr Wang. In making its independence determinations, the Board considered applicable legal standards and any relevant transactions, relationships or arrangements, including Ms. Clinton’s service as a member of the board of directors of IAC Inc. (formerly named IAC/InterActiveCorp, and hereinafter, "IAC"). The Board of Directors also previously determined that Mr. Altman was an "independent director” as defined by the Nasdaq listing rules.
Board Leadership Structure. Our independent directors meet in regularly scheduled sessions, typically after each Board meeting. We do not have a lead independent director or any other formally appointed leader for these independent sessions. The independent membership of our Audit, Compensation and Nominating Committees ensures that only directors without ties to Company management are charged with oversight of financial reporting and executive compensation related decisions made by Company management, as well as for recommending candidates for Board membership. At each regularly scheduled Board meeting, the Chair of each respective committee (as and if applicable) provides the full Board with an update of all significant matters discussed, reviewed, considered and approved by the committee since the last regularly scheduled Board meeting.
Mr. Diller serves as the Chairman and Senior Executive of the Company, and Mr. Kern serves as the Vice Chairman and Chief Executive Officer of the Company. This leadership structure provides the Company with the benefit of Mr. Diller’s continued oversight of the Company’s strategic goals and vision, coupled with the benefit of a separate full-time Chief Executive Officer dedicated to focusing on day-to-day management, as well as the Company’s strategic goals and vision. The Company believes that this is the most appropriate leadership structure for the Company and its stockholders at this time.

Expedia Group	6	2024 Proxy Statement

Corporate Governance and Board of Directors
Risk Oversight
Board’s Role in Risk Oversight
As part of its general oversight duties, the Board of Directors oversees the Company’s risk management. Between quarterly meetings, the Chief Financial Officer and Chief Legal Officer meet regularly with the Executive Committee, and the members of the Executive Committee are informed of any immediate risks at such meetings.
The Audit Committee is responsible for discussing with management the Company’s major financial risks and the steps management has taken to monitor and control such risks, including the Company’s risk assessment and management policies, its foreign exchange risk management policy, and its investment management policy. In fulfilling these oversight responsibilities, the Audit Committee receives regular reports from the Chief Financial Officer, Chief Legal Officer, Vice President of Internal Audit, and Chief Accounting Officer and Treasurer. The Vice President of Internal Audit reports directly to the Audit Committee and provides quarterly (or more frequent) reports on the results of internal audits and investigations and the Audit Committee reviews and approves the annual internal audit plan.
The Board of Directors recognizes that safeguarding the Company’s data, information systems, and technology assets is critical to maintaining the trust and confidence of the Company’s travelers, business partners and employees, and the Board, in coordination with the Audit Committee, actively exercises oversight of the Company’s technological infrastructure, information security and its cybersecurity, which are key components of the Company’s risk management program. The Audit Committee regularly receives presentations and reports from both Company management and third-parties, as appropriate, that address a wide range of topics related to cybersecurity risks and the Company’s CSO and/or the Company’s CTO regularly meet with the Audit Committee (and, where appropriate, the full Board) to discuss technology, information security and cybersecurity programs and related priorities and controls and provide reports to the Audit Committee and the Board at least annually regarding information security matters. For more information about the Company's cybersecurity risk management program, please see the disclosures under the heading "Cybersecurity" in Part I, Item 1C of the Company's Annual Report on Form 10-K for the year ended December 31, 2023.
The Compensation Committee annually reviews the potential risk to the Company from its compensation programs and policies, including any incentive plans, and assesses whether such programs and policies incentivize unnecessary or excessive risk taking. The Chair of the Audit Committee and the Chair of the Compensation Committee each make regular reports to the full Board.
Management's Role in Risk Oversight
The Company's management is responsible for day-to-day risk management and has developed and implemented policies and guidelines to identify, assess and manage significant risks facing the Company. In this context, management conducts an annual risk assessment on a Company-wide basis, to assess strategic, financial, operational, information security and regulatory risks. The Company also conducts additional, targeted assessments to review specific areas of risk, including information technology and cybersecurity, climate change and compensation related risks. The results of these assessments are first reviewed by the Company's senior management, after which they are discussed with the Board or appropriate Board committee as described above. The Chairman/Senior Executive, Vice Chairman/Chief Executive Officer, Chief Financial Officer, and Chief Legal Officer also attend quarterly Board meetings and discuss operational risks with the Board and management provides quarterly reports and presentations on strategic risks to the Board.

2024 Proxy Statement	7	Expedia Group

Corporate Governance and Board of Directors
Board Committees
The Audit, Compensation, and Nominating Committees operate under written charters adopted by the Board of Directors. These charters are available on the “Corporate Governance” page of the “Investors” section of the Company’s corporate website at www.expediagroup.com. The following table sets forth the members of each standing committee.

Name	Audit Committee	Compensation Committee	Executive Committee	Nominating Committee

Barry Diller			■
Peter Kern			■
Beverly Anderson(1)		■
M. Moina Banerjee(1)(2)	£
Chelsea Clinton(1)		£		■
Henrique Dubugras(1)
Ariane Gorin(3)
Craig Jacobson(1)	■	■		£
Dara Khosrowshahi
Patricia Menendez Cambo(1)	■
Alex von Furstenberg
Alexandr Wang(1)(4)
Julie Whalen

■	Member	£	Chair
(1)Independent director.
(2)Ms. Banerjee was elected as a member of the Board and appointed Chair of the Audit Committee on February 16, 2023.
(3)Ms. Gorin was elected as a member of the Board on February 12, 2024.
(4)Mr. Wang was elected as a member of the Board on June 1, 2023.
Audit Committee. The Audit Committee of the Board of Directors is currently composed of three directors: Ms. Banerjee, who Chairs the committee, Ms. Menendez Cambo, and Mr. Jacobson.
The Board has determined that (i) each of the directors serving on our Audit Committee is independent within the meaning of the SEC rules and Nasdaq Marketplace Rules and is able to read and understand fundamental financial statements as required by Nasdaq Marketplace Rules, and (ii) is an “audit committee financial expert,” as defined under the SEC rules.
The Audit Committee operates pursuant to a written charter adopted by the Board, pursuant to which the Audit Committee is granted the responsibilities and authority necessary to comply with Rule 10A-3 of the Exchange Act. The Audit Committee is appointed by the Board to assist the Board with a variety of matters discussed in detail in the Charter, including monitoring: (1) the integrity of the Company’s financial reporting process, (2) the independent registered public accounting firm’s qualifications and

Expedia Group	8	2024 Proxy Statement

Corporate Governance and Board of Directors
independence, (3) the performance of the Company’s internal audit function and the independent registered public accounting firm, (4) the Company’s compliance with legal and regulatory requirements, and (5) the Company's significant enterprise risks, including financial, product security and cybersecurity risk exposures and actions that Company management has undertaken to identify, assess, monitor, manage, mitigate and report on such risks.
The Audit Committee met eight times in 2023. The formal report of the Audit Committee with respect to the year ended December 31, 2023, is set forth under the heading “Audit Committee Report” below.
Compensation Committee. The Compensation Committee of the Board of Directors is currently composed of three directors: Ms. Clinton, who is Chair, Mr. Jacobson, and Ms. Anderson. In 2023, the Compensation Committee met five times and acted by unanimous written consent three times.
The Board has determined that each Compensation Committee member (i) satisfies applicable SEC and Nasdaq independence requirements; and (ii) has never been an employee of Expedia Group.
The Compensation Committee operates pursuant to a written charter adopted by the Board and is responsible for, among other matters, (1) administering and overseeing the Company’s executive compensation program, including salary matters, bonus plans and stock compensation plans, (2) approving grants of equity awards, (3) oversight of the Company’s succession plans relating to members of the Company’s senior management team other than the Chief Executive Officer, (4) oversight and administration of compensation-related policies applicable to the Company’s senior management, and (5) oversight and guidance on the Company’s strategic inclusion and diversity initiatives and establishing the Company’s general compensation philosophy and oversight of compensation and benefits programs. Please see the section below titled “Compensation Discussion and Analysis” for more information about Company’s compensation-setting process and its other executive compensation practices and policies, including its compensation risk oversight.
Compensation Consultant Independence. During 2023, the Compensation Committee retained the compensation consulting firm, Compensia, Inc. (“Compensia”), as its independent consultant to conduct a review of Expedia Group’s compensation peer groups, and to compile data from proxy statements and other SEC filings of peer companies regarding compensation for certain executive officer positions. Additionally, and at the Compensation Committee's direction, Compensia rendered advice in connection with 2023 equity award grants to certain Expedia Group executive officers, among other matters, as further detailed below in the section entitled, "Compensation Discussion and Analysis - Role of Compensation Consultants." The Compensation Committee considered various factors bearing upon Compensia’s independence including, but not limited to, the fees received by Compensia from Expedia Group as a percentage of Compensia’s total revenue; Compensia’s policies and procedures designed to prevent conflicts of interest; and any business or personal relationships that could impinge on Compensia’s independence. Upon completion of its review, the Compensation Committee determined that Compensia was independent and that its engagement did not present any conflicts of interest.
Compensation Policies and Practices Risk Assessment. Consistent with SEC disclosure requirements, management has assessed compensation policies and practices for Company employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Nominating Committee. The Nominating Committee of the Board of Directors is currently composed of two directors: Ms. Clinton and Mr. Jacobson. The Board has determined that each member of the Nominating Committee is independent under Nasdaq rules. The Nominating Committee functions pursuant to a written charter adopted by the Board of Directors. The Nominating Committee is appointed by the Board to assist the Board by: (i) identifying, reviewing and evaluating individuals qualified to become Board members; (ii) recommending director nominees for the next annual meeting of stockholders and nominees to fill vacancies on the Board as necessary; and (iii) making recommendations with respect to the compensation and benefits of directors. In 2023, the Nominating Committee acted by written consent twice.
Executive Committee. The Executive Committee has all the power and authority of the Board of Directors, except those powers specifically reserved to the Board by Delaware law and is currently composed of two directors: Mr. Diller and Mr. Kern. Ms. Gorin has been designated to replace Mr. Kern as a member of the Executive Committee, effective as of May 13, 2024. In 2023, the Executive Committee met once and acted by unanimous written consent once.

2024 Proxy Statement	9	Expedia Group

Corporate Governance and Board of Directors
Director Nominations
The Nominating Committee identifies, reviews and evaluates individuals qualified to become Board members, consistent with criteria established by our Board, and recommends candidates for nomination and election to the Board. The Nominating Committee may use any methods it deems appropriate to identify candidates for Board membership, including recommendations from current Board members and recommendations from stockholders. The Nominating Committee may also engage outside search firms, consultants and other advisers, at the Company’s expense, to identify, screen and/or evaluate suitable candidates. The Nominating Committee uses the same process to evaluate director nominees recommended by stockholders as it does to evaluate nominees identified by other sources.
The Board and the Nominating Committee do not have specific requirements for eligibility to serve as a director of Expedia Group. However, in evaluating candidates, regardless of how recommended, the Nominating Committee considers the following criteria as well as any other factor they deem relevant:
•whether the professional and personal ethics and values of the candidate are consistent with those of Expedia Group;
•whether the candidate’s experience and expertise would be beneficial to the Board in rendering service to Expedia Group, including in providing a mix of directors that represent a diversity of experiences, characteristics, attributes, skills and backgrounds, including diversity with respect to race, gender, geography, and areas of expertise; and
•whether the candidate has the time required for preparation, participation, and attendance at Board meetings and committee meetings, if applicable.
The Nominating Committee directs any search firm it engages to include qualified women and minority candidates with a diversity of race/ethnicity and gender in the initial pool presented to the Nominating Committee for consideration. The Nominating Committee also considers whether a candidate is willing and able to devote the necessary time and energy to the work of the Board, and is prepared and qualified to represent the best interests of Expedia Group’s stockholders.
The Board does not have a formal policy regarding the consideration of director candidates recommended by stockholders, as historically the Company has not received such recommendations. However, the Board would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the individual making the recommendation as a stockholder and provide evidence of such stock ownership, and provide a brief summary of the candidate’s qualifications and experience under the criteria noted above, as well as consent by the candidate to serve as a director if elected. Any director candidate recommendations will be reviewed by the Corporate Secretary and the Chairman and, if deemed appropriate, forwarded to the Nominating Committee for further review. If the Nominating Committee believes that the candidate fits the profile of a qualified director nominee as described above, the recommendation will be shared with the entire Board.

Expedia Group	10	2024 Proxy Statement

Corporate Governance and Board of Directors
Board Diversity
The Board believes that it is essential for its membership to represent a wide range of perspectives, skills and experiences, in order to achieve the best outcomes. As such, the Board is committed to increasing the diversity of its membership, including with respect to identity representation, geography and expertise. In each of 2020, 2021, 2022, and 2023 a female member was appointed to the Board. Additionally, five of the 13 current directors identify as a member of a racially, ethnically or other underrepresented group, as further detailed in the matrix below.

Board Diversity Matrix
Total Number of Directors: 13
	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity
Directors	6	5	—	2
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	1	—	—
Hispanic or Latinx	1	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	2
To see our Board Diversity Matrix as of April 21, 2023, please see our proxy statement filed with the SEC on that date.
Communications with the Board
Expedia Group stockholders who wish to communicate with the Board of Directors or a particular director may send such communication to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or just certain specified directors. The Corporate Secretary will then review such correspondence and forward it to the Board, or to the specified director(s), if deemed appropriate. Communications that are primarily commercial in nature, that are not relevant to stockholders or other interested constituents or that relate to improper or irrelevant topics will generally not be forwarded to the Board or to the specified director(s).

2024 Proxy Statement	11	Expedia Group

Corporate Governance and Board of Directors
Compensation of Non-Employee Directors
The Board of Directors, based on recommendations from the Nominating Committee, has primary responsibility for establishing non-employee director compensation arrangements, which have been designed to provide the competitive compensation necessary to attract and retain high quality non-employee directors, and to encourage ownership of Company stock to further align directors’ interests with those of our stockholders.
Expedia Group employees do not receive compensation for serving as a Board member. Each non-employee director of Expedia Group who served on the Board during 2023 was entitled to receive the following compensation:
•an annual retainer of $45,000, paid in equal quarterly installments;
•a grant of RSUs with a value of $250,000 (based on the closing price of Expedia Group’s common stock on the Nasdaq Stock Market on the day before the grant), upon such director’s initial election to office or at the time such director first became eligible to receive compensation for service as a director, and annually thereafter on June 1, with such RSUs to vest in three equal installments commencing on the first anniversary of the grant date. In the event of a change in control as defined in the Sixth Amended and Restated Expedia Group, Inc. 2005 Stock and Annual Incentive Plan (the “Expedia Group 2005 Plan”), the RSUs shall vest automatically in full as set forth in the “Form of Expedia Group, Inc. 2020 Restricted Stock Unit Agreement (Directors)” included as an exhibit to the Company's most recent Annual Report on Form 10-K.
•an annual retainer of $20,000 for each member of the Audit Committee (including the Chair), $15,000 for each member of the Compensation Committee (including the Chair) and $17,500 for each member of the Nominating Committee (including the Chair); and
•a supplemental annual retainer of $15,000 for the Chair of the Audit Committee and $15,000 for the Chair of the Compensation Committee.
Expedia Group reimburses directors for all reasonable expenses incurred to attend Board and committee meetings.
Director Stock Ownership Guidelines
The Board of Directors has adopted stock ownership guidelines applicable to its members, designed to further align the interests of the directors with the interests of the Company's stockholders. The director stock ownership guidelines apply to "Covered Directors": all directors except those who are subject to the Company’s Executive Stock Ownership Guidelines.
Covered Directors are encouraged during their tenure to hold a number of shares of Expedia Group common stock, the aggregate value of which is equal to (or greater than) five times the annual cash retainer amount (currently $45,000, with the current holding requirement thereby equal to $225,000). Covered Directors have five years to satisfy the holding requirement. If the annual cash retainer is increased during a Covered Director’s service, the Covered Director shall have five years from the date of the increase in the annual cash retainer to acquire the additional stock. Based on the closing price of the Company’s common stock on April 26, 2024, each Covered Director held shares of Expedia Group common stock with a value greater than $225,000, other than Ms. Banerjee, who was elected to the Board in February 2023; Mr. Dubugras, who was elected to the Board in October 2023; and Mr. Wang, who was elected to the Board in June 2023, each of whom is in the process of satisfying the guidelines' holding requirement.
Non-Employee Director Deferred Compensation Plan
Under the Company's Director Deferred Compensation Plan, non-employee directors may defer all or a portion of their directors’ fees. Eligible directors who defer their directors’ fees may elect to have such deferred fees (i) applied towards the purchase of share units, representing the number of shares of Expedia Group common stock that could have been purchased on the date such fees would otherwise be payable, or (ii) credited to a cash fund. If any dividends are paid on Expedia Group common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the average “bank prime loan” rate for such year identified in the U.S. Federal Reserve Statistical Release. Upon termination of service as a director of the Company, a director will receive (1) with respect to share units, such number of shares of Expedia Group common stock as the share units represent, and (2) with respect to the cash fund, a cash payment. Payments upon termination will be made in either one lump sum or up to five installments, as elected by the eligible director at the time of the deferral election. Mr. Khosrowshahi and Ms. Menendez Cambo elected to defer 100% of their 2023 director fees towards share units and Ms. Clinton elected to defer 50% of her 2023 director fees toward share units.

Expedia Group	12	2024 Proxy Statement

Corporate Governance and Board of Directors
Hedging Policy
The Expedia Group, Inc. Securities Trading Policy prohibits directors from engaging in short sales with respect to Expedia Group securities or the purchase, sale or issuance of options or rights relating to Expedia Group securities. This prohibition extends to various forms of hedging or monetization transactions.
2023 Director Compensation
As employee directors, Mr. Diller, Mr. Kern, and Ms. Whalen did not receive compensation for service as directors during 2023; similarly, Ms. Gorin, who was elected to the Board on February 12, 2024 does not receive any compensation for her service as an employee director.
The following table provides summary information regarding the compensation received by our non-employee directors for their Board service during 2023, including a former director and a late director emeritus.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)

Beverly Anderson(4)	60,000	257,700	—	317,700
M. Moina Banerjee(6)	69,778	498,047	—	567,825
Chelsea Clinton(5)(◊)(†)	92,500	257,700	—	350,200
Henrique Dubugras	45,000	257,700	—	302,700
Craig Jacobson(7)	97,500	257,700	—	355,200
Dara Khosrowshahi(◊)(†)	45,000	257,700	—	302,700
Patricia Menendez Cambo(8)(◊)(†)	65,000	257,700	—	322,700
Alex von Furstenberg(†)	45,000	257,700	—	302,700
Alexandr Wang	26,209	257,700	—	283,909
Jonathan Dolgen(9)	38,723	—	—	38,723
Samuel Altman(10)(†)	18,915	—	—	18,915
(1)This column reports the amount of cash compensation earned in 2023 for Board and committee service, including amounts deferred at the director’s election.
(2)Reflects aggregate grant date fair value of awards granted in the year indicated, computed in accordance with FASB ASC Topic 718, and in accordance with the assumptions described in the “Stock-Based Compensation” section of “Note 2 - Significant Accounting Policies” in the notes to consolidated financial statements in the Company’s most recent Annual Report on Form 10-K. The grant date fair value of awards reflects an estimate as of the grant date and may not correspond to the actual value that will be recognized by the directors. Stock awards consist of RSUs valued using the closing price of Expedia Group common stock on the Nasdaq Stock Market on the trading day immediately preceding the grant date.
(3)Non-employee directors who served on the Board through December 31, 2023 had the following outstanding RSU awards as of such date:
Ms. Anderson, 4,370 RSUs; Ms. Banerjee, 4,767 RSUs; Ms. Clinton, 4,370 RSUs; Mr. Dubugras, 4,334 RSUs; Mr. Jacobson, 4,370 RSUs; Mr. Khosrowshahi, 4,370 RSUs; Ms. Menendez Cambo, 4,844 RSUs; Mr. von Furstenberg, 4,370 RSUs; and Mr. Wang, 2,612 RSUs.
(4)Ms. Anderson was a member of the Compensation Committee during 2023.
(5)Ms. Clinton was Chair of the Compensation Committee and a member of the Nominating Committee during 2023.
(6)Ms. Banerjee was elected as a Board member and appointed Chair of the Audit Committee on February 16, 2023.
(7)Mr. Jacobson was a member of each of the Audit, Compensation and Nominating Committees during 2023.
(8)Ms. Menendez Cambo was a member of the Audit Committee during 2023.
(9)Mr. Dolgen served as a director emeritus during 2023, until his death on October 9, 2023.
(10)Mr. Altman resigned from the Board, effective June 1, 2023.
(*)    Mr. Khosrowshahi and Ms. Menendez Cambo elected to defer 100% of their 2023 director fees towards share units and Ms. Clinton elected to defer 50% of her 2023 director fees towards share units pursuant to the Director Deferred Compensation Plan.
(†)    Mr. von Furstenberg previously elected to defer his 2015, 2016, 2017 and 2018 director fees pursuant to the Director Deferred Compensation Plan; each of Ms. Athey, Ms. Clinton and Mr. Khosrowshahi previously elected to defer 2018 director fees pursuant to the Director Deferred Compensation Plan; in 2020 Mr. Khosrowshahi elected to defer 100% of his fees and Ms. Clinton elected to defer 50% of her fees pursuant to the Director Deferred Compensation Plan; in 2021 each of Mr. Altman, Ms. Clinton, and Mr. Khosrowshahi elected to defer 100% of their director fees pursuant to the Director Deferred Compensation Plan; in 2022 each of Mr. Altman, Ms. Clinton, Mr. Khosrowshahi, and Ms. Menendez Cambo elected to defer 100% of their director fees pursuant to the Director Deferred Compensation Plan. At December 31, 2023, Mr. Altman held a total of 645.46 share units; Ms. Clinton held a total of 2,518.87 share units; Mr. Khosrowshahi held a total of 1,483.57 share units; Ms. Menendez Cambo held a total of 1,055.42 share units; and Mr. von Furstenberg held a total of 1,546.11 share units.

2024 Proxy Statement	13	Expedia Group

Corporate Governance and Board of Directors
Compensation Committee Interlocks and Insider Participation
In 2023, the Board of Directors had a Compensation Committee, composed of Ms. Anderson, Ms. Clinton, and Mr. Jacobson. During the year ended December 31, 2023, none of Ms. Clinton, Ms. Anderson or Mr. Jacobson, was an officer or employee of Expedia Group, formerly an officer of Expedia Group, or an executive officer of an entity for which an executive officer of Expedia Group served as a member of the Compensation Committee or as a director.
Delinquent Section 16(a) Reports
Pursuant to Section 16(a) of the Exchange Act, Expedia Group officers and directors and persons who beneficially own more than 10% of a registered class of Expedia Group’s equity securities are required to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) with the SEC. Based solely on a review of the reports filed for fiscal year 2023 and related written representations, we believe that all Section 16(a) reports were filed on a timely basis.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics for Directors and Senior Financial Officers (the “Code of Ethics”) that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller, and is a “code of ethics” as defined by applicable SEC rules. The Code of Ethics is posted on our corporate website at www.expediagroup.com/Investors under the “Corporate Governance” tab. If we make any substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to our Chief Executive Officer, Chief Financial Officer, or Chief Accounting Officer and Controller, we will disclose the nature of the amendment or waiver on that website or in a report on Form 8-K filed with the SEC.
Environmental, Social and Governance Initiatives ("ESG")1
Governance
We recognize that effective corporate governance is the essential foundation for our ESG initiatives. From our CEO and Senior Management team and throughout our organization, we are leveraging our deep understanding of, and leadership in, the travel industry to drive forward Expedia Group’s ESG initiatives.
Our Board of Directors and its Executive Committee — composed of our Chairman and Senior Executive and Vice Chairman and CEO — provide insight, feedback, and oversight on various ESG initiatives. Additionally, the Compensation Committee provides oversight and guidance on strategic inclusion and diversity initiatives. Our Chief People, Inclusion & Diversity Officer updates the Board of Directors annually, or as needed, on ESG initiative progress. Implementation of ESG priorities is led by our Global Social Impact & Sustainability team, with oversight from our Vice President of Global Social Impact & Sustainability and leadership support by our Chief People, Inclusion & Diversity Officer and a dedicated ESG Steering Committee, composed of senior executives across key corporate functions. The ESG Steering Committee meets quarterly, or as needed, to discuss ESG strategic implementation.
Described below are three of what we believe to be the most important pillars of our ESG program.
Responsible, Sustainable Travel
At Expedia Group, we believe travel is a force for good. Our Open World Impact strategy encompasses our vision for climate and the environment, including how we will position our brand portfolio and technology platform as a more sustainable choice for travel search.
We know that today’s travelers seek experiences that are about more than just relaxation or exploration. Travelers today want to explore the world in responsible ways. We increasingly hear that travelers expect travel options in line with their values, and that consumers are increasingly aware of the impact travel can have on natural ecosystems, economies, and individuals, both locally and globally. We therefore have a valuable opportunity to support our travelers in making more sustainable, lower-carbon choices. We aim to promote more sustainable travel products across our platform and encourage travelers to choose them via clear, credible, and consistent information on the relative sustainability of travel options.
1 Expedia Group’s goals discussed in this section are aspirational and may change. Statements regarding Expedia Group’s goals are not guarantees or promises that they will be met. Content available at websites and in documents referenced in this section are not incorporated herein and are not part of this Proxy Statement.

Expedia Group	14	2024 Proxy Statement

Corporate Governance and Board of Directors
We are helping travelers understand and book more eco-friendly properties and have added industry-aligned search attributes across most of our sites that help supply partners demonstrate their sustainable credentials. These attributes range from renewable electricity to energy-efficient technologies, waste-reduction measures to water-efficient showers, plant-based menu options, and more. One such feature, the availability of on-site electric vehicle charging, is already a popular search filter for hotels. In 2023, we built on this by adding a filter for hotels that have received any one of various third-party eco-certifications. For aviation, we implemented an industry-standard greenhouse gas (GHG) emissions calculator for our Expedia.com U.S. points of sale that uses the open-source Travel Impact Model to help travelers identify lower-emission flights. Moreover, for car rentals, we have added hybrid and electric vehicle search filters, while for experiences, we highlight eco-friendly vacation packages.
Environmental Sustainability
At Expedia Group, we know the global travel industry must transform to realize a Net Zero future. Our sustainability strategy positions our business for success both today and in the future, as we collaborate with the broader travel industry to tackle the climate challenge and protect the natural environment. We are mobilizing a global network of travelers, partners, and peers to realize a more sustainable travel industry. We know change starts from within, which is why our first step involves decarbonizing our own operations, taking action to mitigate and adapt to the impacts of climate change
As a foundation of our climate efforts, in 2022, Expedia Group became the first global online travel agency to sign the Glasgow Declaration on Climate Action in Tourism. In 2023, Expedia Group published its inaugural Climate Action Plan and a goal to reach Net Zero GHG emissions by 20402. Expedia Group committed to the Science-Based Targets initiative (SBTi) in 2023 and followed their criteria to develop near-term reduction targets, which we submitted to the SBTi for validation in 2024. Expedia Group’s decarbonization targets were reviewed and approved by the Board of Directors and ESG Steering Committee.
We are also in the process of developing a Net Zero Roadmap that will outline our path to achieving our commitments. We will continue to update stakeholders on our progress against interim and long-term targets and implementation goals, as well as on actions being taken, in our annual Global Impact Report.
Social Impact
One impactful way we can effect positive global change is by offering support on a local scale through the communities where our employees live and work across the globe. We are committed to giving back to the communities we call home by donating time, resources, and passion to support causes close to our hearts. Below are three examples of significant 2023 community engagement initiatives:
•Open World Accelerator. We created the Open World Accelerator to democratize access to the benefits of the travel industry. Through the program, we are helping startups and small- and medium-sized businesses fast-track their growth and innovation as part of our journey to becoming the leading technology partner for travel businesses. Our inaugural impact program cohort of 12 companies worked on solutions to help remove barriers to travel, improve the experience of travelers with accessibility needs, and make travel safer and more inclusive. Participants benefited from our insights and technology, as well as from regular coaching and one-on-one mentoring, networking opportunities, up to $20,000 in equity-free grants, and brand exposure on Expedia Group platforms.
•Made to Travel Fund. Expedia Group is committed to making travel accessible to all. As we work toward this goal, we believe it is our responsibility to ensure travel opportunities are available to those underserved and underrepresented in travel. In 2023, we announced the Made to Travel Fund, a new program that awards grants to nonprofits that share the common goal of removing barriers to travel, and as of December 31, 2023, the Fund had awarded more than $1.5 million in unrestricted grants to a diverse set of organizations working with underserved or underrepresented travelers. From sponsoring trips for cultural connections and helping students in under-resourced communities get their first passports to fortifying mental health through outdoor experiences and enabling more inclusive and accessible travel,our 2023 grant recipients are committed to creating greater access to life-changing travel experiences. As a tech company that empowers travel, we see the Made to Travel Fund as a strategic investment in building a more inclusive travel industry for generations to come.
2 Expedia Group defines our goal of reaching Net Zero by 2040 as achieving at least a 90% absolute reduction in our Scope 1, Scope 2, and upstream Scope 3 GHG emissions (Categories 1, 2, 3, 5, 6, 7, and 8) from a 2022 base year.

2024 Proxy Statement	15	Expedia Group

Corporate Governance and Board of Directors
•Employee Volunteering. At Expedia Group, we are humbled by our employees' passion for individual giving and volunteering. We want to amplify the impact of these donations by matching their contributions. In 2023, we matched employee contributions one-to-one (up to $10,000), resulting in approximately $5 million donated to support community causes around the world. Employees are also passionate about volunteering their time and expertise to support local initiatives and we encourage this by offering each employee up to eight paid hours annually to volunteer with charities. To maximize their impact, Expedia Group matches every volunteer hour with a $30 donation to the employee's chosen charity. During our 2023 Month of Caring, we reached a new landmark, with over 25% of all employees partaking in over 300 volunteer projects — from supporting food banks and blood drives to environmental cleanups.
Human Capital Management
People, Company Culture and Benefits
At Expedia Group, our mission is to power global travel for everyone, everywhere. We believe travel is a force for good, and we are committed to making it more accessible and enjoyable for everyone. As of December 31, 2023, we have a team of 17,100 employees across more than 50 countries focused on using our extensive data and technology to create amazing travel experiences. As of December 31, 2023, approximately one half of our people work in technology roles.
We aim to go above and beyond to take care of our people – by providing opportunities for them to grow and develop, benefits that fuel their passion for travel and resources that foster their well-being. While competition for talent is fierce, particularly in the United States and in Seattle where our headquarters are located, we believe we offer something different: an opportunity to strengthen connections, broaden horizons and bridge divides through travel. We know the power of travel and understand the amazing things we can achieve by making it more accessible to everyone. And we are focused on attracting and retaining the best and brightest people to help us do that. To that end, we offer competitive compensation, talent development and training opportunities and differentiated benefits, including healthcare and retirement programs, a wellness and travel allowance, an employee assistance program, financial education tools, a global resource for diverse maternity and family building advice, an employee stock purchase program, time-off programs, volunteer days off, a transportation program, onsite medical care and travel discounts, among others.
Inclusion and Diversity
To best serve our employees, customers, partners and community, we aim to build inclusive and diverse workplaces that promote belonging, respect, voice and equal opportunity with initiatives such as:
•Employee-led Inclusion Business Groups focused on promoting awareness related to race, ethnicity, sexual orientation, military status, disability and gender, as well as allyship for underrepresented identities;
•Educational programs designed to identify and mitigate bias and exclusive practices in traditional recruitment, hiring, talent review, promotion and marketing processes;
•Recruiting and assessment processes based on skills and designed to limit the impact of unconscious bias;
•Dedicated diversity sourcing, marketing, and recruiting teams focused on engaging underrepresented talent and increasing representation in top of funnel and interview slates;
•An onboarding program that includes a focus on intercultural awareness, ally skills and our inclusion resources;
•Employment and hiring targets for women to occupy 50% of leadership roles by the end of 2025 and for 25% of U.S. external hires to come from racially and ethnically underrepresented groups;
•Pay fairness evaluation tools and additional budgets to ensure employees are compensated fairly;
•Direct and easy access to accessibility tools enabling people with different needs to thrive at work;
•Using employee surveys and external benchmarking to understand identity-based trends, set clear goals, develop strategies and measure progress towards increased headcount, hiring, compensation, advancement and retention of underrepresented employee groups; and
•Programs with our travel partners that focus on underserved travelers, drive industry engagement related to inclusion and diversity, and promote related outreach efforts in local and global communities.

Expedia Group	16	2024 Proxy Statement

Proposal 1

Election of Directors

Board of Director Nominees
At the 2024 Annual Meeting, a board of 13 directors will be elected to hold office for a term ending on the date of the next annual meeting of stockholders or until each such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s death, removal or resignation). All of the nominees, other than Ms. Gorin and Mr. Wang, were elected as directors by stockholders at the 2023 annual meeting of stockholders and are being presented for re-election at the 2024 Annual Meeting. Mr. Wang was elected to the Board on June 1, 2023 to fill the vacancy created by Mr. Altman's resignation from the Board, effective June 1, 2023. On February 12, 2024, the Board was expanded from 12 to 13 members and Ms. Gorin was elected to fill the newly-created directorship. The directors below are recommended by the Nominating Committee and nominated by the Board of Directors to be elected as directors at the 2024 Annual Meeting. Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected.
Expedia Group’s amended and restated certificate of incorporation provides that the holders of the Company’s common stock, acting as a single class, are entitled to elect a number of directors equal to 25% percent of the total number of directors, rounded up to the next whole number of directors, which is currently four directors. The Board has designated Ms. Banerjee, Mr. Dubugras, Ms. Menendez Cambo, and Mr. Wang as nominees for the positions on the Board to be elected at the 2024 Annual Meeting by the holders of Expedia Group common stock, voting as a separate class (together, the “Common Stock Nominees”), and Ms. Anderson, Ms. Clinton, Mr. Diller, Ms. Gorin, Mr. Jacobson, Mr. Kern, Mr. Khosrowshahi, Mr. von Furstenberg, and Ms. Whalen as nominees for the positions on the Board to be elected at the 2024 Annual Meeting by the holders of Expedia Group common stock and Class B common stock, voting together as a single class (the “Combined Stock Nominees”). Although management does not anticipate that any of the nominees named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute nominee designated by the Board.
Our Board of Directors unanimously recommends that you vote FOR the election of each of these director nominees.

2024 Proxy Statement	17	Expedia Group

Proposal 1
Board Experience and Expertise
Skills Matrix
The matrix below highlights the mix of skills, experience, and expertise that, among other factors, led the Board and the Nominating Committee to recommend these nominees for election to the Board. Our nominees represent a broad range of backgrounds and experience, and each nominee possesses numerous other competencies not identified below. The matrix is intended to depict notable areas of focus for each nominee and not having a mark does not mean that a particular nominee does not possess that qualification or skill.

Director	Public Company Board Experience	Financial Expertise	Global Business/International Experience	Innovation/Technology/Information Security Experience	Travel Industry Experience	Culture & Human Capital Management Experience	Legal/Public Policy/Risk Management Experience	Senior Executive Leadership Experience	Brand/Marketing Experience

B. Anderson		✓	✓	✓		✓	✓	✓	✓
M. Banerjee		✓				✓		✓
C. Clinton	✓		✓			✓	✓
B. Diller	✓	✓	✓		✓	✓		✓	✓
H. Dubugras	✓	✓	✓	✓	✓	✓		✓
A. Gorin	✓		✓	✓	✓			✓	✓
C. Jacobson	✓						✓
P. Kern	✓	✓	✓	✓	✓	✓	✓	✓	✓
D. Khosrowshahi	✓	✓	✓	✓	✓	✓	✓	✓	✓
P. Menendez Cambo			✓				✓	✓
A. von Furstenberg	✓	✓							✓
A. Wang				✓		✓		✓	✓
J. Whalen	✓	✓	✓				✓	✓

Expedia Group	18	2024 Proxy Statement

Proposal 1
Director Nominee Biographies
Set forth below is additional information about each of the director nominees as of the date of this proxy statement, including their professional background, U.S.-listed public company director positions held currently or at any time during the last five years, and the specific qualifications that led the Nominating Committee and our Board to nominate each for election. Except as noted, there are no family relationships among directors or executive officers of Expedia Group.

Barry Diller
Chairman of the Board
& Senior Executive
Director Since | 2005
Age | 82
Board Committees:
•Executive Committee
Other Public Company Boards (within past 5 years):
•IAC (since 1995)
•Coca-Cola Company (since 2002)
•MGM Resorts International (since 2020)

Professional Highlights
•Chairman of the Board and Senior Executive, Expedia Group (since August 2005)
•Chairman and Senior Executive, IAC (since 2010)
•Chairman of the Board and Chief Executive Officer of IAC and its predecessors (August 1995 to November 2010)
•Special Advisor to TripAdvisor, Inc. (April 2013 to March 2017)
•Chairman of the Board and Senior Executive, TripAdvisor (December 2011 to December 2012)
•Non-executive Chairman of the Board, Ticketmaster Entertainment, Inc. (2008 to 2010)
•Non-executive Chairman of the Board, Live Nation Entertainment, Inc. (January 2010 to October 2010)
•Chairman of the Board and Chief Executive Officer, QVC, Inc. (December 1992 to December 1994)
•Chairman of the Board and Chief Executive Officer, Fox, Inc. (1984 to 1992)
•Chairman of the Board and Chief Executive Officer, Paramount Pictures Corporation (1974 to 1984)
Other Professional Experience and Community Involvement
•Member, The Business Council
•Advisory Board, Peter G. Peterson Foundation
Board Membership Qualifications
As result of his involvement with Expedia Group both while it was operated within IAC and since the IAC/Expedia Group Spin-Off, Mr. Diller has a great depth of knowledge and experience regarding Expedia Group and its businesses. Mr. Diller has extensive management experience, broad international exposure and emerging market experience and innovation and technology experience, including through his service as Chief Executive Officer of media and interactive commerce companies, as well as experience as a director serving on other public company boards, including as Chairman. Mr. Diller also is a significant stockholder of Expedia Group.

2024 Proxy Statement	19	Expedia Group

Proposal 1

Peter Kern
Vice Chairman & Chief Executive Officer
Director Since | 2005
Age | 56
Board Committees:
•Executive Committee
Other Public Company Boards (within past 5 years):
•trivago N.V.
◦Supervisory Board member (since 2016)
◦Chairman (2019-2022)
•Hemisphere Media Group, Inc.
◦Chairman of the Board (2013-2022)

Professional Highlights
•Expedia Group, Board Member (since 2005), Vice Chairman (since 2018) and Chief Executive Officer (since 2020)
•Tribune Media Company, Chief Executive Officer (2017 to 2019) and Board Member (2016 to 2019)
•Managing Partner, lnterMedia Partners Vil, LP (2005 to 2023)
•Senior Managing Director and Principal, Alpine Capital LLC (2001 to 2005)
•Founder and President, Gemini Associates (1996 to 2001)
Education
•B.S., Wharton School, University of Pennsylvania
Board Membership Qualifications
Mr. Kern has unique knowledge and experience regarding Expedia Group and its businesses gained through his various roles with Expedia Group since 2005, most recently as Chief Executive Officer and Vice Chairman, as well as his prior public company director and chief executive officer experience, and high level of financial expertise

Expedia Group	20	2024 Proxy Statement

Proposal 1

Beverly Anderson Director Since | 2020 Age | 60 Board Committees: •Compensation Committee Other Public Company Boards (within past 5 years): •None
Professional Highlights
•President and Chief Executive Officer, BECU, a not-for-profit credit union (since December 2022)
•President, Global Consumer Solutions, Equifax (December 2019 to January 2022)
•Executive Vice President of Cards and Retail Services, Wells Fargo (March 2012 to November 2019)
Other Professional Experience and Community Involvement
•Board Member, Accion (a global nonprofit)
•Board Member, Sword Health, Inc.
•Board Member, Harvard Business School African-American Alumni Association
•Board Member, Equifax Foundation (until December 2021)
Education
•Master of Business Administration with distinction, Harvard Business School
•Bachelor of Science in Business, summa cum laude, Florida A&M University
Board Membership Qualifications
Ms. Anderson provides valuable expertise as a leader of consumer-facing businesses, as well as her extensive knowledge of, and experience in, consumer finance and payments matters.

2024 Proxy Statement	21	Expedia Group

Proposal 1

M. Moina Banerjee Independent Director Director Since | 2023 Age | 42 Board Committees: •Audit Committee (Chair) Other Public Company Boards (within past 5 years): •None
Professional Highlights
•Chief Financial Officer, JBG Smith Properties, a REIT (“JBGS”) (since December 2020)
•Head of Capital Markets, JBGS (2018-2020)
•Executive Vice President of JBGS (2017-2020)
•Principal, Investments Group and Management Committee member, JBG (August 2010 to 2017)
Other Professional Experience and Community Involvement
•Blackstone Group
•Citigroup
Education
•Bachelor of Science in International Economics, Georgetown University
•Master of Business Administration, The Wharton School, University of Pennsylvania
Board Membership Qualifications
Ms. Banerjee has extensive experience in the areas of investment, finance, capital markets, portfolio management and acquisitions, including the acquisition of hotel properties. As a senior leader of another public company, she also brings corporate governance, risk management, accounting, SEC reporting, and operational expertise to our board.

Expedia Group	22	2024 Proxy Statement

Proposal 1

Chelsea Clinton
Director Since | 2017
Age | 44
Board Committees:
•Compensation Committee (Chair)
•Nominating Committee
Other Public Company Boards (within past 5 years):
•IAC (since September 2011)
•Clover Health Investments, Corp. (since January 2021)

Professional Highlights
•Vice Chair, Clinton Foundation (since March 2013)
•Vice Chair, Clinton Health Access Initiative (since 2022)
•Board of Directors, Clinton Foundation (since September 2011)
•Board of Directors, Clinton Health Access Initiative (since September 2011)
•Assistant Vice Provost, New York University (March 2010 to May 2013)
•Special Correspondent, NBC News (November 2011 to August 2014)
•Associate, McKinsey & Company (August 2003 to October 2006)
•Associate, Avenue Capital Group (October 2006 to November 2009)
•Venture Partner, Metrodora Ventures
•New York Times Bestselling Author
•Executive Producer of GUSTY featured on AppleTV+
Other Professional Experience and Community Involvement
•Board of Directors, The School of American Ballet
•Board of Directors, The Africa Center
•Board of Directors, Weill Cornell Medical College
•Board of Directors, HiddenLight Productions Limited
•Board of Directors, Columbia University’s Mailman School of Public Health
•Faculty, Columbia University Mailman School of Public Health
•Co-Chair, Advisory Board of the Of Many Institute at New York University
Education
•B.A., Stanford University
•Master of Public Health, Columbia University's Mailman School of Public Health
•MPhil, Oxford University
•Doctorate in International Relations, Oxford University
Board Membership Qualifications
Ms. Clinton’s broad public policy experience and keen intellectual acumen enhance the diversity of skills, backgrounds and opinions represented on the Board.

2024 Proxy Statement	23	Expedia Group

Proposal 1

Henrique Dubugras Director Since | 2022 Age | 28 Board Committees: •None Other Public Company Boards (within past 5 years): •Mercado Libre, Inc. (since June 2017)
Professional Highlights
•Co-Chief Executive Officer, Brex Inc., an AI-powered spend platform (since co-founding in 2017)
•Co-Founder and Chief Executive Officer, Pagar.me (until acquisition in September 2016)
•Founder, EduqueMe
•Founder, Estudar nos EUA
Education
•Studied Computer Science at Stanford University (September 2016 to March 2017)
Board Membership Qualifications
Mr. Dubugras has a deep understanding of the technology sector, where he has founded and developed several companies. Mr. Dubugras has significant B2B experience, expertise in the area of online payments systems, and a track record of driving innovation, which the board believes give him particular insight into Expedia Group’s business and operations.

Expedia Group	24	2024 Proxy Statement

Proposal 1

Ariane Gorin
President, Expedia for Business, and CEO Designate
Director Since | 2024
Age | 49
Board Committees:
•None
Other Public Company Boards (within past 5 years):
•Adecco Group (since 2017)
•trivago, N.V. (2020 to 2021)

Professional Highlights
•Expedia Group (since 2013)
•President, Expedia for Business (since June 2021)
•President, Expedia Business Services (December 2019 to June 2021)
•President, Expedia Partner Solutions (December 2017 to December 2019)
•Senior Vice President and General Manager, Expedia Partner Solutions (June 2014 to November 2017)
•Vice President, EMEA Market Management (March 2013 to June 2014)
•Microsoft Corporation (2003 to 2013)
•Director, Microsoft Office Division France (2010 to 2013) and successive sales, distribution and marketing roles (2003 to 2013)
•Consultant, Boston Consulting Group (2000 to 2002)
Education
•MBA, Kellogg Graduate School of Management, Northwestern University
•BA, Economics, University of California at Berkeley
Board Membership Qualifications
Ms. Gorin has extensive experience and expertise in the global travel business, and a track record of driving growth in international and domestic travel, marketing and sales organizations.

2024 Proxy Statement	25	Expedia Group

Proposal 1

Craig Jacobson
Independent Director
Director Since | 2007
Age | 71
Board Committees:
•Audit Committee
•Compensation Committee
•Nominating Committee (Chair)
Other Public Company Boards (within past 5 years):
•Charter Communications, Inc. (since July 2010)
•Oaktree Specialty Lending Corporation (since October 2017)
•Tribune Media Company (December 2010 to September 2019)

Professional Highlights
•Founding Partner, Hansen, Jacobson, Teller, Hoberman, Newman, Warren, Richman, Rush, Kaller, Gellman, Meigs & Fox, L.L.P., an entertainment law firm (since 1989)
•Board of Directors, Ticketmaster (August 2008 to January 2010)
•Co-founder, New Form Digital
•Co-founder, Whisper Advisors
Education
•B.A., Brown University
•J.D., George Washington University School of Law
Board Membership Qualifications
Mr. Jacobson has extensive legal and business knowledge and experience in corporate governance matters. Mr. Jacobson also has significant financial knowledge gained during his years practicing law and advising media companies, as well as his service as a director serving on public and private company boards.

Expedia Group	26	2024 Proxy Statement

Proposal 1

Dara Khosrowshahi
Director Since | 2005
Age | 54
Board Committees:
•None
Other Public Company Boards (within past 5 years):
•Uber Technologies, Inc. (since September 2017)
•Grab Holdings Limited (since March 2018)
•Aurora Innovation, Inc. (since January 2021)

Professional Highlights
•Chief Executive Officer, Uber Technologies, Inc., a technology platform company (since September 2017)
•Chief Executive Officer and President, Expedia Group (August 2005 to August 2017)
•Chief Executive Officer, IAC Travel (January 2005 to August 2005)
•Executive Vice President and Chief Financial Officer, IAC (January 2002 to January 2005)
•Executive Vice President, Operations and Strategic Planning, IAC (July 2000 to January 2002)
•President, USA Networks Interactive (1999 to 2000)
•Vice President of Strategic Planning, IAC (1998), Senior Vice President (1999)
•Vice President, Allen & Company LLC (1995 to 1998)
•Director, The New York Times Company (2015 to 2017)
•Director, TripAdvisor, Inc. (2011 to 2013)
Other Professional Experience and Community Involvement
•Board member, Him for Her (since August 2023)
Education
•B.A., Brown University
Board Membership Qualifications
Mr. Khosrowshahi possesses in-depth experience with and knowledge of the online travel industry gained through his prior service as Chief Executive Officer of IAC Travel, as Chief Executive Officer of Expedia Group and as a director of TripAdvisor, Inc. and trivago N.V. Mr. Khosrowshahi also has a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

2024 Proxy Statement	27	Expedia Group

Proposal 1

Patricia Menendez Cambo Independent Director Director Since | 2021 Age | 57 Board Committees: •Audit Committee Other Public Company Boards (within past 5 years): •None
Professional Highlights
•Member, Latam Strategic Advisory Board, Itau Unibanco (since June 2023)
•Director, City National Bank of Florida (since October 2022)
•Managing Partner, Director and General Counsel SBLA Advisers Corp./SoftBank Latin America Fund and Deputy General Counsel SoftBank Group International (May 2019 to June 2022)
•Director and General Counsel, SB Opportunity Fund (June 2020 to May 2022)
•Vice Chair, Chair, Global Practice Group; Co-Chair, Global Corporate and Securities Practice; and Executive Committee Member, Greenberg Traurig, LLP (1994 to 2019)
•Director of several global technology subsidiaries, of Telefonica S.A. (2000 to 2002)
Other Professional Experience and Community Involvement
•Member, Board of Advisors, University of Pennsylvania Carey Law School
•Member, Board of Trustees, University of Miami
Education
•J.D., University of Pennsylvania Carey Law School
•Bachelor of Business Administration, University of Miami
Board Membership Qualifications
Ms. Menendez Cambo has extensive experience as a trusted business and legal advisor on corporate, finance and investment matters, a high level of expertise in corporate governance and other corporate legal matters and has taken a leadership role on diversity, inclusion and gender equity matters.

Expedia Group	28	2024 Proxy Statement

Proposal 1

Alex von Furstenberg Director Since | 2015 Age | 54 Board Committees: •None Other Public Company Boards (within past 5 years): •IAC (since 2008) •Vimeo (since June 2023)
Professional Highlights
•Chief Investment Officer, Ranger Global Advisors, LLC, a family office focused on value-based investing (since founding in June 2011)
•Founder and Co-Managing Member and Chief Investment Officer, Arrow Capital Management, LLC (since 2003)
•Chief Investment Officer, Arrow Investments, Inc. (since 2001) Other Professional Experience and Community Involvement:
Other Professional Experience and Community Involvement
•Director Giovanni Agnelli (since May 2023)
•Director, La Scogliera (2016 to 2020)
•Partner and Co-Chairman of the Board, Diane von Furstenberg Studio, LLC
•Director, The Diller-von Furstenberg Family Foundation
•Director, Friends of the High Line philanthropy
Board Membership Qualifications
Mr. von Furstenberg has private investment and board experience, which the Board of Directors believes give him particular insight into capital markets and investment strategy, as well as a high level of financial literacy. Mr. von Furstenberg is Mr. Diller’s stepson.

2024 Proxy Statement	29	Expedia Group

Proposal 1

Alexandr Wang Independent Director Director Since | 2023 Age | 27 Board Committees: •None Other Public Company Boards (within past 5 years): •None
Professional Highlights
•Founder and Chief Executive Officer, Scale AI, a leading test and evaluation partner for artificial intelligence companies (since 2016)
Other Professional Experience and Community Involvement
•Medalist in national math, computing, and physics competitions, including prestigious USA Math Olympiads, USA Physics Olympiads, and USA Computing Olympiad
Education
•Studied machine learning at Massachusetts Institute of Technology (before dropping out to found Scale AI)
Board Membership Qualifications
Mr. Wang has extensive technology experience and expertise, including in artificial intelligence and machine learning. He also brings valuable perspective from his experience as Chief Executive Officer of a high-growth technology company.

Expedia Group	30	2024 Proxy Statement

Proposal 1

Julie Whalen Chief Financial Officer Director Since | 2019 Age | 53 Board Committees: •None Other Public Company Boards (within past 5 years): •None
Professional Highlights
•Executive Vice President and Chief Financial Officer, Expedia Group (since September 2022)
•Executive Vice President and Chief Financial Officer, Williams-Sonoma, Inc. (2012 to September 2022)
•Senior Vice President, Finance and Treasurer, Williams-Sonoma, Inc. (progressing finance roles from 2001 to 2012)
Education
•B.S. in Accounting, Pepperdine University
•J.D., Pepperdine University
Board Membership Qualifications
Ms. Whalen has extensive experience in public company finance, accounting and SEC reporting matters. Having been a senior leader of another large public company, she also brings corporate governance, risk management, investor relations and operational expertise to our board.

Required Vote
At the 2024 Annual Meeting, stockholders will be asked to elect 13 members to the Board of Directors, each to hold office for a term ending on the date of the next annual meeting of stockholders or until each such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s death, removal or resignation). The election of the Combined Stock Nominees requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Expedia Group common stock and Class B common stock, present in person or represented by proxy, voting together as a single class. The election of the Common Stock Nominees requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Expedia Group common stock, present in person or represented by proxy, voting as a separate class.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

2024 Proxy Statement	31	Expedia Group

Proposal 2

Advisory Vote on Expedia Group's Named Executive Officer Compensation

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing stockholders the opportunity to vote at the 2024 Annual Meeting to approve, on an advisory or non-binding basis, the compensation of Expedia Group’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and is not binding on the Company or our Board of Directors.
Although the vote is non-binding, the Compensation Committee and the Board of Directors value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement the Compensation Committee will consider the impact of such vote on its compensation policies and decisions. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders an opportunity to endorse or not endorse our executive officer pay program and policies through the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the 2023 compensation paid to the named executive officers, as disclosed in the Company’s proxy statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table, and the other related tables and disclosure.”
Expedia Group’s executive compensation program is designed to attract, retain and motivate highly skilled executives with the business experience and acumen that management and the Compensation Committee believes are necessary for achievement of Expedia Group’s long-term business objectives. In addition, the executive compensation program is designed to reward short- and long-term performance and to align the financial interests of executive officers with the interests of Expedia Group’s stockholders. Please refer to the “Compensation Discussion and Analysis” section for a detailed discussion of Expedia’s executive compensation practices and philosophy.
Expedia Group is asking for stockholder approval of the compensation of Expedia Group’s named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the disclosures in the “Executive Compensation" and "Compensation Discussion and Analysis” sections, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of Expedia Group’s named executive officers and the policies and practices described in this proxy statement.
Required Vote
At the 2024 Annual Meeting, stockholders will be asked to approve, on an advisory basis, the compensation of its named executive officers as disclosed in this proxy statement in accordance with SEC rules. This proposal requires the affirmative vote of a majority of the voting power of the shares of Expedia Group common stock and Class B common stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF EXPEDIA GROUP’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT IN ACCORDANCE WITH SEC RULES.

Expedia Group	32	2024 Proxy Statement

Proposal 3

Ratification of the Appointment of Expedia Group's Independent Registered Public Accounting Firm for 2024

Ernst & Young LLP was Expedia Group’s independent registered public accounting firm for the fiscal year ended December 31, 2023. The Audit Committee of the Board of Directors has also appointed Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
Selection of Expedia Group’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders for ratification. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. If the stockholders fail to vote on an advisory basis in favor of the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP and may retain that firm or another firm without resubmitting the matter to Expedia Group stockholders. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Expedia Group and its stockholders.
A representative of Ernst & Young LLP is expected to be present at the 2024 Annual Meeting, and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.
Fees Paid to Our Independent Registered Public Accounting Firm
The following table sets forth aggregate fees for professional services rendered by Ernst & Young LLP for the years ended December 31, 2023 and 2022.

	2023 $	2022 $

Audit Fees(1)	13,860,000	12,857,000
Audit-Related Fees(2)	57,000	177,000
Total Audit and Audit-Related Fees	13,917,000	13,034,000
Tax Fees(3)	18,000	10,000
Other Fees(4)	16,000	8,000
Total Fees	13,951,000	13,052,000
(1)Audit Fees consists of fees and expenses associated with the annual audit of the Company’s consolidated financial statements and internal control over financial reporting, statutory audits, reviews of the Company’s periodic reports, carve out financial statements audits and reviews related to the sale of Egencia, accounting consultations, reviews of SEC registration statements and consents and other services related to SEC matters. 2023 and 2022 Audit Fees include $2,658,000 and $2,477,000, respectively, in fees and expenses paid by trivago N.V., a Nasdaq-listed majority-owned subsidiary of the Company, associated with financial statement audit and review services provided to trivago.
(2)Audit-Related Fees include fees and expenses for attestation report, due diligence in connection with acquisitions, and related accounting consultations.
(3)Tax fees generally include fees related to tax compliance and return preparation, and tax planning and advice.
(4)Other Fees include fees and expenses for professional education offerings to the Company’s employees, as well as access to Ernst & Young LLP’s online research tools.

2024 Proxy Statement	33	Expedia Group

Proposal 3
Audit Committee Review and Pre-Approval of Independent Registered Public Accounting Firm Fees
The Audit Committee has considered the audit and non-audit services provided by Ernst & Young as described above and believes that they are compatible with maintaining Ernst & Young’s independence as the Company’s independent registered public accounting firm.
The Audit Committee has adopted a policy governing the pre-approval of all audit and permitted non-audit services performed by the Company’s independent registered public accounting firm to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence from the Company and its management.
Pursuant to its pre-approval policy and to ensure prompt handling of unexpected matters, the Audit Committee may delegate its authority to pre-approve services to one or more of its members, and has currently delegated this authority to its Chairperson, subject to a limit of $500,000 per approval. The decisions of the Chairperson (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to management.
Unless a type of service to be provided by the Company’s independent registered public accounting firm has received general pre-approval from the Audit Committee, it requires specific pre-approval by the Audit Committee. The payment for any proposed services in excess of pre-approved cost levels requires specific pre-approval by the Audit Committee.
Required Vote
At the 2024 Annual Meeting, stockholders will be asked to ratify the appointment of Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for 2024. This proposal requires the affirmative vote of a majority of the voting power of the shares of Expedia Group common stock and Class B common stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS EXPEDIA GROUP’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024.

Expedia Group	34	2024 Proxy Statement

Proposal 3
Audit Committee Report
The Audit Committee operates pursuant to a written charter that is available in the Corporate Governance section of our corporate website at www.expediagroup.com. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, the public reporting process and establishing and maintaining an effective system of internal control over financial reporting. The Company’s independent registered public accounting firm is engaged to audit and express opinions on the conformity of the Company’s financial statements to generally accepted accounting principles and applicable rules and regulations, and the effectiveness of the Company’s internal control over financial reporting.
In this context, the Audit Committee reports as follows:
1.The Audit Committee has reviewed and discussed the audited consolidated financial statements and related footnotes for the year ended December 31, 2023, together with the results of the assessment of the internal control over financial reporting, with management and Ernst & Young LLP (“Ernst & Young”).
2.The Audit Committee has discussed with Ernst & Young the matters that are required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (PCAOB) and the SEC.
3.The Audit Committee has received the written disclosures and the letter from Ernst & Young as required by PCAOB rules, and has discussed with Ernst & Young, their independence from the Company and its management.
4.The Audit Committee has considered Ernst & Young’s provision of audit and non-audit services to the Company and concluded that the provision of such services is compatible with Ernst & Young’s independence.
5.Relying on the reviews and discussions referred to in paragraph’s (1) through (4) above, the Audit Committee unanimously recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2023 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.
Members of the Audit Committee:
M. Moina Banerjee (Chair)
Craig Jacobson
Patricia Menendez Cambo

2024 Proxy Statement	35	Expedia Group

Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners and Management
Beneficial Ownership Table
The following table presents information as of April 26, 2024 (except where otherwise noted therein) relating to the beneficial ownership of Expedia Group’s capital stock by (i) each person or entity known to the Company to own beneficially more than 5% of the outstanding shares of Expedia Group’s common stock and Class B common stock, (ii) each current director of Expedia Group (all of whom are director nominees), (iii) each named executive officer, and (iv) all current executive officers and current directors (all of whom are director nominees) of Expedia Group, as a group. As of April 26, 2024, there were 126,947,124 shares of Expedia Group common stock outstanding and 5,523,452 shares of Expedia Group Class B common stock outstanding.
For each beneficial owner listed, the number of shares of Expedia Group common stock and the percentage of each such class listed assumes the conversion or exercise of any Expedia Group equity securities owned by such owner that are or will become exercisable, and the vesting of any Expedia Group stock options and/or RSUs that will vest, within 60 days of April 26, 2024, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other owner. Shares of Expedia Group Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of Expedia Group common stock. The percentage of votes for all classes of Expedia Group’s capital stock is based on one vote for each share of common stock and 10 votes for each share of Class B common stock.

	Common Stock			Class B Common Stock
Beneficial Owner	Shares		%	Shares		%	Percent (%) of Votes (All Classes)

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	15,466,475	(1)	12.2%	—		—	8.5%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	9,943,796	(2)	7.8%	—		—	5.5%
Barry Diller	5,653,303	(3)	4.3%	5,523,452	(4)	100%	30.4%
Peter Kern	2,928,018	(5)	2.3%	—		—	1.6%
Beverly Anderson	6,231	(6)	*	—		—	*
M. Moina Banerjee	1,589	(7)	*	—		—	*
Chelsea Clinton	14,622	(8)	*	—		—	*
Henrique Dubugras	1,731	(9)	*	—		—	*
Ariane Gorin	130,001	(10)	*	—		—	*
Craig Jacobson	41,326	(11)	*	—		—	*
Dara Khosrowshahi	240,415	(12)	*	—		—	*
Patricia Menendez Cambo	5,792	(13)	*	—		—	*
Alex von Furstenberg	458,378	(14)	*	439,552	(15)	8.0%	2.4%
Alexandr Wang	870	(16)	*	—		—	*

Expedia Group	36	2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

	Common Stock			Class B Common Stock
Beneficial Owner	Shares		%	Shares	%	Percent (%) of Votes (All Classes)
Julie Whalen	15,642	(17)	*	—	—	*
Robert Dzielak	134,362	(18)	*	—	—	*
Lance Soliday	23,967	(19)	*	—	—	*
All current executive officers and directors (all of whom are nominees) as a group (15 people)	9,216,695	(20)	6.8%	5,523,452	100%	31.8%
•The percentage of shares beneficially owned does not exceed 1% of the class.
(1)Based on information filed on Amendment No. 12 to Schedule 13G with the SEC on February 13, 2024 by The Vanguard Group, reporting shared voting power over 179,297 shares of common stock, sole dispositive power over 14,884,539 shares of common stock and shared dispositive power over 581,936 shares of common stock.
(2)Based on information filed on Amendment No. 7 to Schedule 13G with the SEC on January 26, 2024 by BlackRock, Inc. reporting sole voting power over 8,945,375 shares of common stock and sole dispositive power over 9,943,796 shares of common stock.
(3)Composed of (i) 119,741 shares of common stock held directly by Mr. Diller and/or through a trust (the “Trust"), over which Mr. Diller has sole investment and voting power, (ii) 10,110 RSUs that will vest within 60 days of April 26, 2024; and (iv) an aggregate 5,523,452 shares of Class B common stock, convertible to common stock on a one-for-one basis, which includes 5,083,900 shares of Class B common stock held by grantor retained annuity trusts over which Mr. Diller has sole investment power and Mr. Diller’s spouse has sole voting power (the “GRATs”) and 439,552 shares of Class B common stock held by The Diller - von Furstenberg Family Foundation (the “Family Foundation”), on whose board of directors Mr. Diller and certain of his family members serve as directors. Excludes shares of common stock held by Mr. Diller's spouse, as to which Mr. Diller disclaims beneficial ownership.
(4)The total number of shares of Expedia Group Class B common stock outstanding includes 5,083,900 shares of Class B common stock held by the GRATs and 439,552 shares of Class B common stock held by the Family Foundation.
(5)Composed of (i) 153,017.723 (unrounded) shares of common stock held by a trust in which Mr. Kern and his spouse are trustees and beneficiaries, 123,977 of which were pledged as part of collateral to secure a loan account to Morgan Stanley Private Bank, N.A. as of April 26, 2024, (ii) options to purchase 2,275,000 shares of common stock that are exercisable within 60 days of April 26, 2024, and (iii) 500,000 RSUs that will vest within 60 days of April 26, 2024. Mr. Kern also holds 241,845 American Depository Shares of trivago N.V., which represents less than 1% of the outstanding Class A shares of trivago N.V.
(6)Composed of 4,247 shares held by Ms. Anderson and 1,984 RSUs that will vest within 60 days of April 26, 2024.
(7)Composed of 719 shares held by Ms. Banerjee and 870 RSUs that will vest within 60 days of April 26, 2024.
(8)Composed of 12,638 shares held by Ms. Clinton that were pledged as collateral for a credit facility at JPMorgan Chase Bank, N.A. as of April 26, 2024 and 1,984 RSUs that will vest within 60 days of April 26, 2024.
(9)Composed of 861 shares held by Mr. Dubugras and 870 RSUs that will vest within 60 days of April 26, 2024.
(10)Composed of 49,261 shares of common stock held by Ms. Gorin, options to purchase 72,244 shares of common stock that are exercisable within 60 days of April 26, 2024, and 8,496 RSUs that will vest within 60 days of April 26, 2024
(11)Composed of 39,342 shares held by Mr. Jacobson and 1,984 RSUs that will vest within 60 days of April 26, 2024.
(12)Composed of 238,431 shares of common stock held by Mr. Khosrowshahi (including 21,910 shares held by a trust as to which Mr. Khosrowshahi disclaims beneficial ownership) and 1,984 RSUs that will vest within 60 days of April 26, 2024.
(13)Composed of 3,808 shares held by Ms. Menendez Cambo and 1,984 RSUs that will vest within 60 days of April 26, 2024.
(14)Composed of (i) 16,842 shares of common stock held by Mr. von Furstenberg, (ii) 1,984 RSUs that will vest within 60 days of April 26, 2024, and (iii) 439,552 shares of Class B common stock that are held by the Family Foundation and convertible to common stock on a one-for-one basis, and over which Mr. von Furstenberg exercises certain voting and dispositive power by virtue of his serving as a director of the Family Foundation.
(15)Denotes the 439,552 shares of Class B common stock held by the Family Foundation and over which Mr. von Furstenberg exercises certain voting and dispositive power by virtue of his serving as a director of the Family Foundation.
(16)Represents 870 RSUs held by Mr. Wang that will vest within 60 days of April 26, 2024.
(17)Composed of 10,757 shares held by Ms. Whalen and 4,885 RSUs that will vest within 60 days of April 26, 2024.
(18)Composed of 84,043 shares of common stock held by Mr. Dzielak, options to purchase 45,891 shares of common stock that are exercisable within 60 days of April 26, 2024, and 4,428 RSUs that will vest within 60 days of April 26, 2024.
(19)Composed of 11,005 shares of common stock held by Mr. Soliday, options to purchase 12,000 shares of common stock that are exercisable within 60 days of April 26, 2024, and 962 RSUs that will vest within 60 days of April 26, 2024.
(20)Composed of (i) 744,713 shares of common stock, (ii) 5,523,452 shares of Class B common stock that are convertible to common stock on a one-for-one basis, (ii) options to purchase 2,405,135 shares of common stock that are exercisable within 60 days of April 26, 2024, and (iii) 543,395 RSUs that will vest within 60 days of April 26, 2024.

2024 Proxy Statement	37	Expedia Group

Information Concerning Executive Officers
Information Concerning Executive Officers
Background information about each Expedia Group executive officer who does not also serve as a director of Expedia Group is provided below, as of April 26, 2024.

Name	Age	Position With Expedia Group, Inc.

Robert Dzielak	53	Chief Legal Officer and Secretary
Lance Soliday	51	Senior Vice President and Chief Accounting Officer
Robert Dzielak has served as Expedia Group’s Chief Legal Officer and Secretary since March 2018, previously serving as its Executive Vice President, General Counsel and Secretary since April 2012. Mr. Dzielak had previously served as Senior Vice President and acting General Counsel since October 2011. Since joining the Company as Assistant General Counsel in April 2006 and through his service as Vice President and Associate General Counsel between February 2007 and October 2011, Mr. Dzielak held primary responsibility for the worldwide litigation portfolio of the Company and its brands. Prior to joining Expedia Group, Mr. Dzielak was a partner at the law firm of Preston, Gates and Ellis, LLP (now K&L Gates LLP), where his practice focused on commercial and intellectual property litigation. Mr. Dzielak received his J.D. from The John Marshall Law School. Mr. Dzielak is currently a member of the Supervisory Board of trivago, N.V.
Lance Soliday has served as Expedia Group's Senior Vice President and Chief Accounting Officer since April 1, 2024. Prior to this, he served as Senior Vice President, Chief Accounting Officer and Controller from February 2017 until March 2024, and as Vice President, Chief Accounting Officer and Controller from September 2011 until February 2017. Before that, he served as Senior Director, Financial Reporting since February 2009, Director, Financial Reporting since December 2006, and Director, Accounting Research since joining the Company in May 2006. Prior to joining Expedia Group, Mr. Soliday held various roles in the finance departments of Amazon.com and Microsoft Corporation. Previously, Mr. Soliday was an accountant with Deloitte & Touche LLP. Mr. Soliday received his bachelor's degree from Central Washington University and is a certified public accountant..

Expedia Group	38	2024 Proxy Statement

Compensation Discussion and Analysis
Compensation Discussion and Analysis
Overview
This Compensation Discussion and Analysis (“CD&A”) describes Expedia Group’s executive compensation program as it relates to the following individuals who are “named executive officers” of Expedia Group for the fiscal year ended December 31, 2023:
•Barry Diller, our Chairman and Senior Executive;
•Peter Kern, our Vice Chairman and Chief Executive Officer;
•Julie Whalen, our Chief Financial Officer;
•Robert Dzielak, our Chief Legal Officer and Secretary; and
•Lance Soliday, our Senior Vice President, Chief Accounting Officer and Controller.
The following discussion and analysis should be read in conjunction with the tabular disclosures regarding the compensation of our named executive officers in 2023 and the report of the Compensation Committee, which immediately follow below.
Recent Executive Transition
On February 8, 2024, we announced the appointment of Ariane Gorin, President of Expedia for Business, to serve as our Chief Executive Officer, succeeding Mr. Kern. This appointment will be effective as of May 13, 2024 (the “Transition Date”), after which Mr. Kern will continue to serve as our Vice Chairman and as a member of our Board of Directors.
On February 7, 2024, Expedia, Inc., a wholly-owned subsidiary of Expedia Group, entered into a new, long-term employment agreement with Ms. Gorin in connection with her appointment as our Chief Executive Officer (the “Gorin Employment Agreement”). The Gorin Employment Agreement is effective as of February 7, 2024 and has a term that expires on May 13, 2028. The compensation and other terms and conditions of the Gorin Employment Agreement are disclosed in a Current Report on Form 8-K, filed with the SEC on February 8, 2024.
Stockholder Advisory Vote on Named Executive Officer Compensation and Stockholder Engagement
At our 2023 Annual Meeting of Stockholders, we held a non-binding, advisory vote to approve the compensation of our named executive officers (commonly known as a "Say-on-Pay" vote). Approximately 57% of the votes cast (for and against) on this proposal by our stockholders were voted in favor of the named executive officers' 2022 compensation and, indirectly, our executive compensation program. While this represented majority support of the proposal, our Board of Directors recognized that these results were less than satisfactory, particularly in light of the fact that approximately 94% of the votes cast on our 2020 Say-on-Pay proposal were voted in favor of our named executive officers' compensation.
In advance of our 2023 Annual Meeting of Stockholders, and in recognition of the need to better understand the views of our stockholders on our executive compensation program, we undertook a dedicated effort to engage with our major non-affiliated stockholders to discuss topics related to our strategy, board of directors' composition, corporate governance policies and practices and executive compensation and determine what actions we could take to address their concerns about these and any other topics. We reached out to our 25 largest stockholders representing approximately 57%3 of our total, non-affiliated voting power to discuss their views and concerns about our executive compensation program. We ultimately met with representatives of 14 of these stockholders (representing approximately 42% of our total non-affiliated voting power), and received feedback on our executive compensation program. Representatives of our Investor Relations, Executive Compensation, Legal and Sustainability departments participated in each of these meetings, which were conducted by our Senior Vice President, People and our Senior Vice President, Legal.
3 Source: percentages calculated using outstanding shares as of April 3, 2023, and based on Form 13F filings for the period ending March 31, 2023.

2024 Proxy Statement	39	Expedia Group

Compensation Discussion and Analysis
We view the Say-on-Pay vote as a meaningful opportunity to receive feedback from our stockholders about our executive compensation program and our Board of Directors was disappointed to receive such low support on our Say-on-Pay proposal in 2023. The feedback we received from our stockholders during our engagement efforts prior to the 2023 Annual Meeting of Stockholders helped us better understand what motivated their votes and address their concerns.
In these meetings, we heard concerns about our corporate governance policies and practices (focused largely on our perceived "unresponsiveness" to the tepid support for the re-election of two directors to our Board of Directors, as well as questions about board composition and "overboarding") and our executive compensation program. We summarize below what we learned from our stockholders about our executive compensation program and how we have responded to these concerns.

What We Heard	How We Responded	Intended Outcome and When Effective

Long-term incentive compensation program insufficiently performance-based (that is, majority of executive officer long-term incentive compensation time-based)	This feedback reaffirmed the earlier decision of the Compensation Committee of our Board of Directors to undertake a comprehensive review and redesign of our PSU award program	The Compensation Committee has approved a redesign of our PSU award program beginning with our 2024 equity awards to our executive officers as described in more detail in “PSU Award Program Redesign” below

Limited number of executive officers receive performance-based equity in the form of PSU awards	Our Compensation Committee will carefully consider the future mix (performance-based versus time-based) of the equity awards granted to our executive officers and extend the grant of performance-based equity in the form of PSU awards as it determines to be appropriate
•For the first time in March 2024, our Chairman and Senior Executive received 50% of his annual equity compensation in the form of a PSU award
•Since 2020, our Chief Financial Officer and Chief Legal Officer have each received 50% of their annual equity compensation in the form of a PSU award and our Chief Accounting Officer has received 25% of his annual equity compensation in the form of a PSU award
•As part of the compensation package awarded to Ms. Gorin in connection with her appointment as our Chief Executive Officer in February 2024, our Board of Directors approved 50% of the target value of her equity compensation to be in the form of a PSU award

Lack of responsiveness to concerns reflected in prior years’ stockholder votes	At our 2023 Annual Meeting of Stockholders, we held a non-binding, advisory vote on the frequency of future Say-on-Pay votes; consistent with the recommendation of our Board of Directors, stockholders expressed a preference for annual, rather than triennial, Say-on-Pay votes; subsequently, our Board of Directors determined that Say-on-Pay votes will be conducted annually	We are conducting our initial annual Say-on-Pay vote at the Annual Meeting of Stockholders to which this Proxy Statement relates

Expedia Group	40	2024 Proxy Statement

Compensation Discussion and Analysis

What We Heard	How We Responded	Intended Outcome and When Effective

Absence of annual short-term incentive compensation program	After a thorough evaluation of our executive compensation philosophy, a review of competitive market practice and re-examination of its belief that our current executive compensation program design increased the incentives for our employees to focus on long-term stockholder value creation, our Compensation Committee reaffirmed its 2021 decision to compensate executives through base salary and long-term incentives.	While determining not to introduce a new annual short-term incentive compensation program for 2024, our Compensation Committee will continue to evaluate this issue as part of its annual review of our executive compensation program design
The Compensation Committee directed its independent compensation consultant, Compensia, Inc. ("Compensia"), a national compensation consulting firm, to assist with a comprehensive review of our executive compensation program and to help it better understand the expectations of the major proxy advisory firms as well as current executive compensation “best practices.” The Compensation Committee also carefully considered the reasons for the unfavorable vote recommendations of Institutional Shareholder Services, Inc. with respect to our 2023 Say-on-Pay proposal, as well as the analysis of our executive compensation program prepared by Glass Lewis & Co., Inc., and the concerns expressed by our major stockholders leading up to and at the time of our 2023 Annual Meeting of Stockholders.
PSU Award Program Redesign
As part of its annual evaluation of the efficacy of the various elements of our executive compensation program, and after taking into consideration the feedback received during our ongoing stockholder outreach efforts from our major non-affiliated stockholders with respect to our long-term incentive compensation program for our executive officers, in March 2024, the Compensation Committee approved the redesign of the PSU award component of the program. Beginning in 2024, PSU awards will be subject to the following terms and conditions:
•The applicable performance measures will be the compound annual growth rate of (i) our revenue and (ii) our adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), rather than our compound annual stock price growth rate;
•The performance measures will be equally weighted and contain a rigorous payout scale, with threshold, target and maximum payout levels, and with performance below threshold level resulting in 0% payout;
•Our performance for these two measures will be determined over a three-year performance period;
•The awards will continue to require:
◦employment through the vesting date; and
◦the maximum potential payout will be capped at 200% of the target award based on our actual performance over the performance period.
We value the opinions of our stockholders on corporate governance, executive compensation and related matters. Our Board of Directors and the Compensation Committee will continue to consider the annual result of the Say-on-Pay vote, as well as feedback received throughout the year, when evaluating our corporate governance policies and practices and making compensation decisions for our executive officers, including our named executive officers. Our stockholders are invited to express their views to our Board of Directors and Compensation Committee as described under “Corporate Governance and Board of Directors – Communications with the Board” in this Proxy Statement. We also intend to continue to engage in dialogue with our major stockholders throughout the year about various topics, including our executive compensation program.

2024 Proxy Statement	41	Expedia Group

Compensation Discussion and Analysis
In addition, consistent with the recommendation of our Board of Directors and the preference of our stockholders as reflected in the non-binding, advisory vote on the frequency of future Say-on-Pay votes held at our 2023 Annual Meeting of Stockholders, we intend to hold a Say-on-Pay vote every year, beginning with the Say-on-Pay proposal in this Proxy Statement. This policy will remain in effect until the next stockholder vote on the frequency of non-binding, advisory votes on the compensation of our named executive officers, which is expected to be held at the 2029 Annual Meeting of Stockholders.
Compensation Program Philosophy and Objectives
Expedia Group’s executive compensation program is designed to attract, motivate, retain and reward highly skilled executives with the business experience and acumen that we believe are necessary for achievement of Expedia Group’s long-term business objectives in a dynamic and extremely competitive environment. Our compensation programs are based on the following core objectives:
•Pay for Performance. We support a pay for performance culture where reward levels reflect variances between actual and desired performance results. To that end, we believe that compensation packages provided to our executive officers should generally include performance-based opportunities and a significant longer-term equity-based component.
•Flexibility. We aim to incorporate flexibility into compensation programs and the assessment process to respond to and adjust for the evolving business environment and to recognize different levels of individual contribution.
•Market Competitive. We consider the compensation programs of our peers to ensure that Expedia Group maintains its ability to attract and retain outstanding employees in executive positions and deliver value to stockholders.
•Stockholder Value. We look to align the financial interests of executive officers with the interests of our stockholders, with a particular emphasis on creating incentives that reward executives for consistently increasing the value of Expedia Group.
Compensation-Setting Process
Role of the Compensation Committee
The Compensation Committee of our Board of Directors has primary responsibility for establishing the compensation of our executive officers. The Compensation Committee is appointed by our Board of Directors and each member satisfies the independence requirements for Compensation Committee members under the current standards imposed by the rules of the SEC and Nasdaq. The Compensation Committee is currently composed of Ms. Clinton, who is Chair, Ms. Anderson and Mr. Jacobson. All compensation decisions referred to throughout this CD&A have been made by the Compensation Committee, based (in part) on recommendations from Mr. Diller and Mr. Kern (as described below).
Executives in our Legal and People organizations also provide general administrative support to the Compensation Committee throughout the year, including providing legal advice and overseeing the documentation of equity plans and awards as approved by the Compensation Committee, and attending Compensation Committee meetings as requested. For additional details regarding the Compensation Committee, please see “Board Committees - Compensation Committee.”
Role of Executive Officers
Expedia Group management participates in reviewing and refining Expedia Group’s executive compensation program. In the first quarter of 2023, Mr. Diller and Mr. Kern met with the Compensation Committee to discuss their views on corporate performance, individual executive officer performance and compensation packages for the executive team. Mr. Diller and Mr. Kern reviewed with the Compensation Committee the performance of Expedia Group and each named executive officer, other than themselves, and made recommendations with respect to the appropriate base salary and grants of long-term equity incentive awards. Mr. Diller met separately with the Compensation Committee to discuss his own compensation and Mr. Kern's performance and compensation as Vice Chairman and Chief Executive Officer. The Compensation Committee then discussed each recommendation, with each of Mr. Diller and Mr. Kern absent when his respective compensation was discussed. After considering these recommendations and other considerations discussed below, the Compensation Committee determined the annual compensation package for each executive officer.

Expedia Group	42	2024 Proxy Statement

Compensation Discussion and Analysis
Role of Compensation Consultant
In connection with the Compensation Committee’s 2023 annual compensation review, Compensia, a national compensation consulting firm, was retained to conduct an independent review of the applicable compensation peer group for positions held by our executive officers and to compile data from proxy statements and other SEC filings of peer companies regarding compensation for executive officer positions, where available. Compensia also advised the Compensation Committee in connection with the structuring of performance-based restricted stock unit (“PSU”) awards granted in 2023.
In addition, Compensia regularly provides updates to the Compensation Committee on best practices and emerging trends, regulatory issues, equity compensation practices and director pay. Expedia Group also regularly uses non-customized survey or other data from a number of compensation consulting firms. A more detailed description of the compensation peer group review and use of survey and other data provided by compensation consultants is included below in the section titled “Role of Competitive Data and Tally Sheets.”
Based on the consideration of the various independence factors specified in applicable SEC and Nasdaq Marketplace Rules, and a review of these factors for 2023, the Compensation Committee determined that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee does not raise any conflict of interest. The Compensation Committee reviews its compensation consultant’s independence annually.
Role of Competitive Data and Tally Sheets
Multiple data sources are considered when reviewing compensation information to ensure that the data reflect compensation practices of relevant companies in terms of size, industry, complexity and geographic location. Among other factors, the following information, when available, is considered when establishing compensation for our executive officers:
•Data regarding compensation for comparable executive officer positions that is sourced from recent proxy statements and other SEC filings of peer companies, which include:
◦direct industry competitors;
◦non-industry companies with which Expedia Group commonly competes for talent, including both regional and national, technology-focused competitors; and
•salary and equity compensation surveys that include companies of a similar size, based on market capitalization, revenues and other factors.
When evaluating and determining executive officer compensation, the Compensation Committee is provided with competitive positioning data for similarly situated executives at companies in our compensation peer group, as well as summary consolidated information about our executive officers’ total compensation, pay history and potential future realizable compensation (commonly called “tally sheets”) to use in setting individual compensation levels.
When available, competitive market compensation paid by other peer group companies is considered, but the Compensation Committee does not attempt to maintain a certain target percentile within the compensation peer group or otherwise rely solely on such data.
In light of his role as both Chairman and Senior Executive of Expedia Group, a separate compensation peer group composed of executives in broadly comparable roles is considered with respect to Mr. Diller’s compensation.

2024 Proxy Statement	43	Expedia Group

Compensation Discussion and Analysis
2023 Peer Groups
In the fourth quarter of 2022, the Compensation Committee’s compensation consultant conducted a review of our prior-year peer groups to ensure they remain in general alignment with previously agreed selection criteria, including industry compatibility, annual revenues and market capitalization, and made recommendations for changes to the Compensation Committee. The Compensation Committee ultimately approved the removal from the executive officer peer group of Bread Financial Holdings in light of its low revenue and market capitalization, as well as Carnival, Marriott International, Hilton Worldwide Holdings, and Royal Caribbean Cruises on the basis that these legacy, pure travel industry companies were no longer appropriate peers in light of our strategic transformation into a technology platform company. Correspondingly, the Compensation Committee approved the addition to our executive officer peer group of a mix of eight technology platform and internet retail companies with an appropriate range of revenues and market capitalization: Chewy, DoorDash, Etsy, Lyft, Pinterest, Rocket Companies, Wayfair and Workday. The Compensation Committee made no changes to the Chairman and Senior Executive peer group. The Compensation Committee then considered data regarding compensation for comparable executive officer positions at the following peer companies when approving executive officer compensation during 2023:
EXECUTIVE OFFICER PEER GROUP (OTHER THAN CHAIRMAN/SENIOR EXECUTIVE):

Activision Blizzard, Inc.	Lyft, Inc.
Airbnb, Inc.	Pinterest, Inc.
Booking Holdings, Inc.	Rocket Companies, Inc.
Chewy, Inc.	Tripadvisor, Inc.
DoorDash, Inc.	Uber Technologies, Inc.
eBay, Inc.	VMware Inc.
Electronic Arts Inc.	Wayfair LLC
Etsy, Inc.	Workday, Inc.
Live Nation Entertainment, Inc.	Zillow Group, Inc.
Lumen Technologies
CHAIRMAN/SENIOR EXECUTIVE PEER GROUP:

Caesars Entertainment, Inc.	Host Hotels and Resorts, Inc.
Carnival Corporation & plc	Hyatt Hotels Corporation
Charles Schwab	Intuit Inc.
DISH Network Corporation	Marriott International, Inc.
The Estee Lauder Companies Inc.	News Corporation
Fox Corporation
The Compensation Committee reviews each of our peer groups annually and makes adjustments to their composition if warranted, taking into account changes in both our business and the businesses of the companies in each of the peer groups.

Expedia Group	44	2024 Proxy Statement

Compensation Discussion and Analysis
Compensation Program Elements
General
The primary elements of the executive compensation program include base salary and equity compensation and, in certain instances, perquisites and other personal benefits. In the first quarter of 2021, the Compensation Committee implemented changes to the overall employee compensation program, including for executive officers, to phase out the annual bonus program and partially offset the impact on employees by increasing base salary compensation. We believe this change had a number of benefits, including further increasing the incentives for our employees to focus on long-term stockholder value creation and aligning their interests with the interests of our stockholders, and simplifying our compensation structures so that stockholders are not required to parse through multiple, complicated payout formulas.
Management and the Compensation Committee believe that there are numerous, dynamic factors that contribute to success at an individual and business level and have therefore avoided adopting strict formulas and relied primarily on a flexible approach that allows the Compensation Committee to set executive compensation levels on a case-by-case basis, taking into account all factors the Compensation Committee considers relevant.
The Compensation Committee reviews base salary and equity compensation in the first quarter of each year in light of Company and individual performance, recommendations from management and other relevant information, including compensation history and outstanding long-term compensation arrangements. Following recommendations from management, the Compensation Committee may adjust compensation for our executive officers at other times during the year including when executives are hired or appointed, when there are significant changes in their responsibilities, in connection with their entry into new or extended employment agreements or under other circumstances that the Compensation Committee considers appropriate.
Base Salary
Base salary represents the fixed portion of an executive officer’s compensation and is intended to provide compensation for expected day-to-day performance. An executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience and the salary levels of other executives within Expedia Group and similarly situated executives at comparable companies.
Base salary is then typically reviewed annually, or at the time of the executive officer’s promotion or expansion in responsibilities, at which time management makes recommendations to the Compensation Committee based on consideration of a variety of factors, including:
•the executive officer’s target total direct compensation relative to other similarly situated executives;
•individual performance of the executive officer;
•the executive officer’s responsibilities, and prior experience,
•the terms of the executive officer’s employment agreement, if any;
•general economic conditions and specific company financial performance;
•competitive compensation market data, when available; and
•the recommendations of the Vice Chairman/Chief Executive Officer, or Chairman/Senior Executive other than in connection with their own compensation.

2024 Proxy Statement	45	Expedia Group

Compensation Discussion and Analysis
Long-Term Equity Compensation
Long-term equity compensation is designed to align executive compensation with the interests of our stockholders and the long-term performance of Expedia Group and is an important employee retention tool because the equity awards generally vest over a multi-year period, subject to continued service by the award recipient. Equity awards also endeavor to link compensation to financial performance because the value of equity awards ultimately depends on Expedia Group’s stock price and in some cases, vesting of the awards is also subject to performance conditions. The Compensation Committee typically grants equity awards to executive officers upon hire, promotion, in connection with the Compensation Committee’s annual compensation review or entry into a multi-year employment agreement. In recent years, long-term equity awards granted to executive officers have primarily been in the form of performance-based restricted stock units and time-based restricted stock units.
Performance-Based Restricted Stock Units (PSUs). We grant equity awards subject to pre-established performance-based vesting conditions. The Compensation Committee initially granted PSU awards to certain senior executives in 2020 to further strengthen the alignment of equity compensation to Company performance and have granted additional PSU awards to senior executives each subsequent year. In each year since 2020, the Chief Financial Officer and the Chief Legal Officer, as direct reports to the CEO, have received 50% of their annual equity compensation in the form of PSU awards (with the remaining 50% in RSUs, as discussed further below). This weighting of PSU awards to RSU awards is consistent with company practice for all direct reports to the CEO. The Chief Accounting Officer, a Senior Vice President and direct report to the CFO, has received 25% of his equity compensation in the form of PSU awards – consistent with company practice for all Senior Vice Presidents. The PSU awards that the Compensation Committee has granted to date have multiple-year performance periods, use rigorous compound annual stock price growth rates as the performance condition, require employment through the 15th day of the second month following the end of the performance period and have a maximum payout capped at 200% of target or lower. In developing performance conditions, performance period, payout scale and other terms of the PSU awards, the Compensation Committee considered market data, the advice of its compensation consultant, the importance of emphasizing overall Company performance and the goal of an incentive clearly and directly aligned with stockholder interests.
Restricted Stock Units (RSUs). The Compensation Committee also grants RSU awards to our executive officers and other employees. RSU awards align the interests of our executive officers and other employees with those of our stockholders and help manage the dilutive effect of our equity compensation program. Our RSU awards are subject to service-based vesting conditions. Because RSU awards have value to the recipient even in the absence of stock price appreciation, these awards help us retain and incentivize employees during periods of market volatility, and also result in our granting fewer shares of common stock than through stock options of equivalent grant date fair value. Our RSU awards typically vest over a four-year period, and we believe that they help incentivize our executive officers and other employees to build value that can be sustained over time. From time-to-time, service-based RSU awards granted to our senior executives have also been made subject to stock price performance goals in order to further align our executive officers’ interests with our “pay-for-performance” compensation philosophy and the interests of our stockholders.
We expect the Compensation Committee to continue to evaluate the appropriate form and mix of equity-based incentive awards as market conditions evolve.
Annual Review Equity Award Process. Management generally recommends annual equity awards in the first quarter of each year when the Compensation Committee meets to review Company and individual performance and to set compensation levels. The meeting at which the Compensation Committee approves these awards is generally scheduled several months in advance and timed to occur after the public disclosure of Expedia Group’s prior year financial statements.
The Compensation Committee reviews various factors considered by management when establishing Expedia Group’s equity grant pool, which generally include:
•Expedia Group’s prior-year business and financial performance;
•potential dilution rates, taking into account projected headcount changes and employee turnover;
•equity compensation utilization by technology industry peer companies;
•general economic and business conditions; and
•competitive compensation market data regarding individual executive award values.

Expedia Group	46	2024 Proxy Statement

Compensation Discussion and Analysis
For specific grants to executive officers, management makes recommendations based on a variety of factors, including:
•individual performance, scope of role and future potential of the executive;
•the overall size of the equity grant pool;
•individual award value relative to other Company executives for purposes of assessing internal pay equity;
•the grant date and realizable value of previous grants and amount of outstanding unvested equity awards;
•competitive compensation market data, where comparable; and
•the recommendations of the Chairman/Senior Executive and Vice Chairman/Chief Executive Officer, as applicable other than in connection with their own compensation.
Other Compensation
In addition to the primary elements of compensation (base salary and long-term equity awards) described above, the named executive officers may also receive compensation in the following forms:
•401(k) Match: All U.S.-based Expedia Group employees, including executives, who participate in Expedia Group’s 401(k) Retirement Program are eligible for Company matching contributions. Expedia Group matches 50% of each dollar a participant contributes, up to the first 6% of eligible compensation, subject to applicable Internal Revenue Service limits.
•Personal Use of Corporate Aircraft: Executives may receive benefits attributable to the personal use of certain aircraft, including aircraft jointly owned by Expedia Group and IAC. Pursuant to Company policy, Mr. Diller is required to travel on corporate aircraft for business and personal purposes, and the Company’s Chief Executive Officer and other senior executives are encouraged to travel on corporate aircraft for business and personal purposes when doing so would serve the interests of the Company. In addition to serving general security interests, this means of travel permits Mr. Diller and other executives to travel non-stop and without delay, to remain in contact with Expedia Group while traveling, to change plans quickly in the event Company business requires, and to conduct confidential Company business while flying, be it telephonically, by email or in person. These interests are similarly furthered on both business and personal flights, as Mr. Diller and other executives typically provide services to Expedia Group while traveling in either case. Nonetheless, the incremental cost to Expedia Group of each executive’s travel for personal purposes during 2023 is reflected as compensation from Expedia Group, and is taken into account in establishing each executive’s overall compensation package.
In addition, in light of Mr. Diller’s senior role at both companies, Expedia Group and IAC have agreed to share certain expenses associated with the provision of personal benefits to Mr. Diller, including the use of certain automobiles for personal purposes and certain IAC-owned office space and IT equipment used by individuals who work for Mr. Diller personally. Expedia Group and IAC each cover 50% of the costs, which reflects the current allocation of actual time spent by Mr. Diller between the two companies. These uses are valued at their incremental cost or, in the case of the use of office space (where there is no discernible incremental cost), at the cost used for internal allocations of office space for corporate purposes.
The value of the additional compensation described above is reported under the All Other Compensation column in the Summary Compensation Table pursuant to applicable SEC rules.
2023 Annual Compensation Review
In March 2023, the Compensation Committee conducted its annual review of executive officer compensation and approved the following compensation for our named executive officers.
Base Salary
The annual base salaries for all executive officers other than Mr. Soliday remained unchanged. Mr. Diller’s base salary has remained at the same level it has been since Expedia Group’s spin-off more than 17 years ago. Mr. Soliday’s annual base salary was increased from $445,000 to $458,500, based in part on a review of competitive compensation market data among other factors.

2024 Proxy Statement	47	Expedia Group

Compensation Discussion and Analysis
The 2023 base salaries earned by our named executive officers during 2023 are reflected in the “Salary” column of the 2023 Summary Compensation Table in the section below titled “Executive Compensation.”
Long-Term Equity Compensation
Mr. Kern did not receive an equity grant in 2023, which was consistent with his agreement with the Compensation Committee when his long-term CEO compensation arrangements were approved in 2021. At that time, Mr. Kern and the Compensation Committee agreed that he was not expected to receive additional equity compensation for the term of his employment agreement.
The Compensation Committee approved the following combination of RSU and PSU awards for Messrs. Dzielak and Soliday and Ms. Whalen, and an RSU award for Mr. Diller:

Name	Number of PSUs	Number of RSUs

Barry Diller	—	63,045
Julie Whalen	29,098	29,097
Robert Dzielak	21,096	21,096
Lance Soliday	1,758	5,274
The RSUs and PSUs had the following vesting schedules and, with respect to the PSUs, performance conditions:
•The RSU awards vest over four total years with 6.25% on May 15, 2023 and an additional 6.25% on the 15th day of the second month of each of the next 15 fiscal quarters.
•The PSU awards “cliff” vest on February 15, 2026, subject to the satisfaction of pre-established performance conditions. There is a target number of PSUs with the ultimate settlement depending upon the compound annual stock price growth rate using a $103.10 starting price (the 10-trading-day trailing average through March 14, 2023) and an ending price based on a 30-day trailing average through December 31, 2025.
The following are the payout percentages for the PSU awards, with payout percentages between points determined by linear interpolation:

Compound Annual Growth Rate	Implied Average Stock Price Hurdle	Payout

<5%	—	—
5%	$118.21	50%
10%	$134.67	100%
15%	$152.54	150%
20% and higher	$171.86	200%
In addition to the factors listed above with respect to the annual review of base salary and long-term equity compensation generally, the Compensation Committee also took into account the respective contributions of our named executive officers to the following significant factors when approving their 2023 equity awards:
•Strong 2022 financial performance, including:
◦record lodging bookings and lodging revenue;
◦significant earnings growth, with $352 million in full-year net income compared with a net loss of $269 million 2021, and record Adjusted EBITDA; and
◦substantial margin expansion compared to 2021.

Expedia Group	48	2024 Proxy Statement

Compensation Discussion and Analysis
•Maintained healthy liquidity and balance sheet while also returning significant capital to shareholders and reducing debt burden:
◦generated significant free cash flow;
◦reduced outstanding debt by $2.2 billion; and
◦repurchased 5.2 million shares.
•Significant progress made towards the Company’s technological transformation and strategic vision for a platform operating model.
•With respect to Mr. Diller, his role in providing strategic direction for the Company, including with respect to each of the matters listed above.
The 2023 annual equity awards granted to our named executive officers are reflected in the “Stock Awards” column of the 2023 Summary Compensation Table and the 2023 Grants of Plan-Based Awards Table in the section below titled “Executive Compensation.”
Other Executive Compensation Practices and Policies
Stock Ownership Policy
To further align the interests of Expedia Group senior management and Expedia Group stockholders, the Company has adopted a Stock Ownership Policy (the “Stock Ownership Policy”), which includes the following minimum stockholding targets (the “Stock Targets):
•the lesser of 6x base salary or 100,000 shares for the Chief Executive Officer; and
•the lesser of 3x base salary or 40,000 shares for all other Designated Executives.
The Stock Targets are established on the date an executive is first appointed as Chief Executive Officer or becomes a Designated Executive and annually thereafter on June 30 (a “Measurement Date”), based on the average closing price of our common stock from January 1 to June 30 of the applicable year. Under the Stock Ownership Policy in effect through September of 2023, shares of common stock owned outright plus a number of shares equal to 50% of the value of “in-the-money” vested stock options on the Measurement Date count toward compliance with the Stock Targets, but unvested stock options and unvested RSUs and PSUs do not count toward compliance with the Stock Targets. Following a comprehensive review of the Stock Ownership Policy, including benchmarking against emerging standards and peer practices, the Compensation Committee approved an amendment to the Stock Ownership Policy in September 2023 to provide that “in-the-money" options no longer count toward compliance with the Stock Targets.
The Stock Ownership Policy also includes stock retention provisions. If a Designated Executive has not met his or her Stock Target on the most recent Measurement Date, he or she is required to retain 25% of the net shares received from any exercised stock options or any vested RSU or PSU awards until a subsequent Measurement Date on which he or she has met their Stock Target (the “Holdback”). The Compensation Committee has discretion to increase the Holdback percentage if a Designated Executive’s progress toward his or her Stock Target is deemed to not be satisfactory.

2024 Proxy Statement	49	Expedia Group

Compensation Discussion and Analysis
Based on the most recent measurement date of June 30, 2023, the following Stock Targets are in effect for our named executive officers who are subject to the Stock Ownership Policy:

	Current Stock Target	Target Met?

Peter Kern	59,154	Yes
Julie Whalen	28,098	No, subject to Holdback*
Robert Dzielak	28,098	Yes
Lance Soliday	13,561	No, subject to Holdback
(*) Ms. Whalen was appointed as Expedia Group’s Chief Financial Officer on September 26, 2022. Ms. Whalen and Mr. Soliday are currently subject to the Holdback.
Hedging & Pledging Policy
The Expedia Group Securities Trading Policy prohibits employees, including executive officers and directors, from engaging in short sales with respect to Expedia Group securities or the purchase, sale or issuance of options or rights relating to Expedia Group securities. This prohibition extends to various forms of hedging or monetization transactions. While not prohibited, pledges of Expedia Group securities by employees, including executive officers and directors, require pre-approval by the Company’s legal department.
Incentive Compensation Clawback Policy
In September 2023, the Compensation Committee adopted the Expedia Group, Inc. Incentive Compensation Clawback Policy (the “Clawback Policy”) to:
•satisfy the requirements of Exchange Act Rule 10D-1 and Listing Rule 5608 of the Nasdaq Stock Market by providing for the recovery from any current or former “Section 16 officer” as defined in Rule 16a-1(f) under the Exchange Act (“covered executives”) of any “erroneously awarded compensation” (as defined in the Clawback Policy) in the event that Expedia Group is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws (an “Accounting Restatement”); and
•permit Expedia Group to recover “incentive compensation” (as defined in the Clawback Policy) from covered executives and certain other employees (“covered persons”) where not required by Exchange Act Rule 10D-1 and Rule 5608 in the event that the Compensation Committee determines that such recoupment is warranted upon an Accounting Restatement or upon misconduct resulting in a material violation of law or Expedia Group’s policies that results in significant harm to Expedia Group, taking into account such factors as the Compensation Committee deems appropriate.
The Clawback Policy supersedes and replaces Expedia Group’s Incentive Compensation Clawback Policy that took effect on January 1, 2018 and applies to “incentive compensation” of covered persons on or after September 13, 2023; provided, however, that the recoupment in the Clawback Policy required by Exchange Act Rule 10D-1 and Listing Rule 5608 applies only to erroneously-awarded compensation that is “received” (as defined in the Clawback Policy) by a covered executive on or after October 2, 2023.
In addition, the equity award agreements for all employees, including the named executive officers, provide for the recovery of equity-based compensation realized during the two years prior to an employee’s termination of employment for “cause” (as defined in the applicable equity award agreement).
Compensation Risk Oversight
The Compensation Committee has oversight over the design and administration of our compensation programs, including to ensure that such programs do not promote an environment that encourages unnecessary and excessive risk taking by our employees. Based on management’s assessment and input from the Compensation Committee’s compensation consultant, the Compensation Committee does not believe that Expedia Group’s employee compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

Expedia Group	50	2024 Proxy Statement

Compensation Discussion and Analysis
Equity Award Grant Practices
Expedia Group’s practice has been to schedule Compensation Committee meetings at which equity awards are to be granted well in advance of (and without regard to) the timing of the release of earnings or other material information The majority of our equity awards are granted on an annual basis, typically in March. New hire and ad hoc awards are generally granted monthly throughout the fiscal year.
Tax and Accounting Considerations
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s applicable named executives. Additionally, under applicable Internal Revenue Service rules, the personal use of corporate aircraft leads to a disallowance of the deduction by Expedia Group for tax purposes of certain airplane-related costs. The Compensation Committee intends to continue to consider the potential impact of Section 162(m) of the Code on compensation decisions but believes that stockholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses.
Accounting for Stock-Based Compensation
Expedia Group follows Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC 718”) in connection with the financial reporting of our stock-based compensation awards. ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.
Change in Control
Under the Expedia Group 2005 Plan, the named executive officers are entitled to accelerated vesting of equity awards in the event of a change in control of Expedia Group, if certain conditions are met. Under the prior version of the Expedia Group 2005 Plan, executive officers were eligible for single-trigger acceleration upon a change in control, regardless of whether the awards were converted, assumed, substituted or continued by the surviving entity. On June 10, 2020, based on a recommendation from the Board of Directors, stockholders approved changes to the Expedia Group 2005 Plan that limit the circumstances entitling executive officers to accelerated vesting of future equity awards in the event of a change in control. Equity awards granted after June 10, 2020 to executive officers are eligible for single-trigger acceleration upon a change in control only to the extent such awards are not converted, assumed, substituted or continued by the surviving entity, or are eligible for double-trigger acceleration in the event an executive officer is terminated other than for cause or disability or terminates for good reason within two years following the change in control. See “Potential Payments Upon Termination or Change in Control” for additional details regarding the impact of a change in control event on executive officer compensation.
Severance
Employment Agreements
As of December 31, 2023, each of Mr. Dzielak, Mr. Kern and Ms. Whalen had employment agreements with Expedia Group pursuant to which, in the event of a qualifying termination of employment and subject to the executive officer executing a release of claims agreement in favor of Expedia Group:
•Expedia Group will continue to pay base salary (i) to Mr. Dzielak for 12 months, except that Expedia Group may, at its sole discretion, choose to extend the payment period to 18 months (whether 12 or 18 months, the “Dzielak Continuation Period”); (ii) to Ms. Whalen for 12 months; and (iii) to Mr. Kern through the longer of (a) the completion of the term of his employment agreement, and (b) 12 months, in each case payable in equal biweekly installments;

2024 Proxy Statement	51	Expedia Group

Compensation Discussion and Analysis
•Expedia Group will pay a lump sum amount equal to the cost of COBRA health insurance coverage for a period of 12 months for Mr. Kern and Ms. Whalen, and for the Dzielak Continuation Period for Mr. Dzielak; and
•except as described below, all equity holdings that otherwise would have vested during the 12-month period following termination of employment will accelerate, provided that equity awards that vest less frequently than annually will be treated as though such awards vested annually; and all vested stock options (including those accelerated) will remain exercisable through the later of 18 months following the date of termination, or, if earlier, through the scheduled expiration date of the options. The exceptions are:
◦The Whalen Initial Equity Award, which will vest in full in the event of a qualifying termination of employment and as described in the section titled “Potential Payments Upon Termination or Change in Control – Equity Awards” below in the event Ms. Whalen terminates her employment for any reason other than good reason;
◦The Kern Option Award granted February 25, 2021, which will vest in full (with the vested portion of the award remaining exercisable until the earlier of the two-year anniversary of the termination date, or the expiration of the award’s original seven-year term); and
◦The Kern RSU Award granted February 25, 2021, which will vest in share amounts that correspond to the award’s respective tranches, and the termination date, as set forth in the section titled “Potential Payments Upon Termination or Change in Control – Equity Awards” below.
Non-Competition & Non-Solicitation Provisions
Each of Mr. Dzielak and Mr. Kern will be restricted from competing with the Company and from soliciting Company employees and business partners during a period following termination of their employment for any reason. The applicable non-compete and non-solicitation period for Mr. Dzielak is the Dzielak Continuation Period and for Mr. Kern is 18 months.
Offset Provisions
Any cash payments made in connection with the severance provisions described above will be offset by any cash amounts earned from other employers during the applicable time period.
Equity Award Agreements - Death or Disability
Other than with respect to Mr. Kern’s 2021 long-term equity awards, which in the case of death or disability accelerate as described with regard to a qualifying termination above, all outstanding Company equity awards, including those held by our named executive officers, provide for the accelerated vesting of unvested equity awards in the event of a termination of employment due to death or disability (as such termination is described in the Expedia Group 2005 Plan).
Severance Guidelines
We have adopted severance guidelines for executives without an employment agreement. The guidelines provide that in the event of a qualifying termination of employment of an executive at Mr. Soliday’s level and with his tenure, Expedia Group may: (i) continue to pay his base salary for six months; (ii) pay an amount equal to COBRA health insurance coverage for a period of six months; (iii) all RSU awards that otherwise would have vested during the three-month period following termination of employment will accelerate; and (iv) a number of PSUs, pro-rated for each full month from the date of grant to the termination date, will remain outstanding and ultimately be settled on the original payout date, based on actual performance during the applicable performance period.
The foregoing arrangements are intended to attract and retain qualified executive officers who may have other employment alternatives that may appear to them to be less risky absent these arrangements.

Expedia Group	52	2024 Proxy Statement

Compensation Committee Report
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in the Company’s 2024 proxy statement.
Members of the Audit Committee:
Chelsea Clinton (Chair)
Beverly Anderson
Craig Jacobson

2024 Proxy Statement	53	Expedia Group

Executive Compensation
Executive Compensation
2023 Summary Compensation Table
The table below contains information about compensation awarded to our named executive officers for the fiscal years ended December 31, 2023, 2022, and 2021.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Barry Diller Chairman and Senior Executive	2023	465,000	—	5,932,535	—	821,697	7,219,232
	2022	465,000	—	6,822,517	—	748,660	8,036,177
	2021	466,788	—	6,174,816	—	546,327	7,187,931
Peter Kern Vice Chairman and Chief Executive Officer	2023	1,000,000	—	—	—	9,900	1,009,900
	2022	999,999	—	—	—	94,474	1,094,473
	2021	849,999	—	157,180,000	137,387,250	830,500	296,247,749
Julie Whalen Chief Financial Officer	2023	950,000	—	5,633,861	—	9,900	6,593,761
	2022	255,770	—	15,832,631	—	315,552	16,403,953
Robert Dzielak Chief Legal Officer and Secretary	2023	950,000	—	4,084,608	—	9,900	5,044,508
	2022	950,001	—	4,738,755	—	9,150	5,697,906
	2021	892,116	—	5,326,049	—	8,700	6,226,865
Lance Soliday Senior Vice President, Chief Accounting Officer and Controller	2023	455,125	—	671,240	—	9,900	1,136,265
	2022	440,078	—	758,433	—	9,150	1,207,661
	2021	408,174	—	704,036	—	8,700	1,120,910
(1)Reflects base salary earned during the relevant fiscal year. For additional detail see the section above titled “Compensation Discussion and Analysis—Compensation Program Elements—Base Salary.”
(2)Reflects aggregate grant date (or modification date) fair value of awards granted or modified in the year indicated, computed in accordance with FASB ASC Topic 718, and in accordance with the assumptions described in the “Stock-Based Compensation” section of “Note 2 - Significant Accounting Policies” in the notes to consolidated financial statements in the Company’s most recent Annual Report on Form 10-K. The grant date (or modification date) fair value of awards reflects an estimate as of the grant date (or modification date) and may not correspond to the actual value recognized by the named executive officers. For PSUs, the value included assumes performance at target levels.

Expedia Group	54	2024 Proxy Statement

Executive Compensation
(3)Additional information regarding certain components of amounts reflected in the “All Other Compensation” column is as follows:

	Barry Diller	Peter Kern	Julie Whalen	Robert Dzielak	Lance Soliday

Corporate Aircraft(a)	$811,047	—	—	—	—
401(k) Company Match(b)	—	$9,900	$9,900	$9,900	$9,900
Miscellaneous(c)	$10,650	—	—	—	—
(a)Reflects the incremental cost to Expedia Group for 2023 personal use of corporate aircraft jointly owned by each of Expedia Group and IAC. The incremental cost to Expedia Group for Mr. Diller's personal use of these aircraft is based on the average variable operating cost to Expedia Group. Variable operating costs include fuel, certain maintenance costs, navigation fees, onboard catering, landing fees, crew travel expenses and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of hours such aircraft flew to derive an average variable cost per hour. This average variable cost per hour is then multiplied by the hours flown for personal use (for the jointly-owned aircraft, including repositioning flights, commonly referred to as “deadhead” flights), to derive the incremental cost. We do not include fixed costs that do not change based on usage, such as pilots’ salaries, purchase costs, insurance, scheduled maintenance and non-trip-related hangar expenses in the case of the jointly-owned aircraft. Executive officers occasionally have family members or other guests accompany them on business and personal trips, at minimal incremental cost to the Company. While travel by family members or other guests does not result in any incremental cost to the Company, such travel does result in the imputation of taxable income to such executive officers, the amount of which is calculated in accordance with applicable Internal Revenue Service regulations. See the section above titled “Compensation Discussion and Analysis- Compensation Program Elements-Other Compensation” for a description of the Company’s policy regarding the personal use of Company aircraft by executive officers.
(b)Represents matching contributions of Expedia Group pursuant the Company’s 401(k) Retirement Savings Plan, under which Expedia Group matches $0.50 for each dollar a participant contributes, up to the first 6% of eligible compensation, subject to applicable Internal Revenue Code limits.
(c)Represents the total amount of other benefits provided to Mr. Diller, none of which individually exceeded 10% of the total value of all perquisites and personal benefits. In connection with the IAC/Expedia Group Spin-Off, Expedia Group and IAC agreed that, in light of Mr. Diller’s senior role at both companies and his anticipated use of certain resources for the benefit of both companies, certain expenses associated with such usage would be shared between Expedia Group and IAC. Mr. Diller is provided with the use of certain IT equipment and support for use by certain individuals who work for Mr. Diller personally. In 2023, Expedia Group and IAC each covered 50% of these costs.

2024 Proxy Statement	55	Expedia Group

Executive Compensation
2023 Grants of Plan-Based Awards
During the 2023 fiscal year, the Compensation Committee approved PSU and RSU awards for the named executive officers as follows:

Name	Award Type	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold (#)	Target (#)	Maximum (#)

Barry Diller	RSUs(1)	3/14/2023	—	—	—	63,045	5,932,535
Julie Whalen	RSUs(1)	3/14/2023	—	—	—	29,097	2,738,028
	PSUs(2)	3/14/2023	14,549	29,098	58,196	—	2,895,833
Robert Dzielak	RSUs(1)	3/14/2023	—	—	—	21,096	1,985,134
	PSUs(2)	3/14/2023	10,548	21,096	42,192	—	2,099,474
Lance Soliday	RSUs(1)	3/14/2023	—	—	—	5,274	496,284
	PSUs(2)	3/14/2023	879	1,758	3,516	—	174,956
(1)Represents the number of shares of Expedia Group common stock to be issued upon satisfaction of the vesting conditions, without taking into account shares withheld to cover taxes, if any. The Incremental Vesting RSUs vest in 16 equal installments over the four-year period beginning with the first vest of 6.25% on May 15, 2023, and continuing with an additional 6.25% vesting on the 15th day of the second month of each of the subsequent 15 fiscal quarters, subject to the executive officer's continued employment with the Company.
(2)The amounts shown reflect the range of number of PSUs that could be earned as of the end of the performance period and represent the number of shares of Expedia Group common stock to be issued upon satisfaction of the conditions to vesting, without taking into account shares withheld to cover taxes, if any. The PSUs vest 100% on February 15, 2026, based on the satisfaction of performance conditions that are tied to the Company's compound annual stock price growth rate, determined using a $103.10 starting price (the 10-trading-day trailing average of Expedia Group’s common stock price through March 14, 2023) and an ending price based on a 30-trading-day trailing average through December 31, 2025, and subject to the executive officer's continued employment with the Company.
(3)These amounts reflect an estimate of the grant date fair value computed in accordance with FASB ASC Topic 718, and in accordance with the assumptions described in the “Stock-Based Compensation” section of “Note 2 - Significant Accounting Policies” in the notes to consolidated financial statements in the Company’s most recent Annual Report on Form 10-K. The grant date fair value of awards reflects an estimate as of the grant date and may not correspond to the actual value that will be recognized by the executive officers. For PSUs, the value included assumes performance at target levels.

Expedia Group	56	2024 Proxy Statement

Executive Compensation
Outstanding Equity Awards at 2023 Year-End
The following table presents information concerning the stock options, RSUs, and PSUs held by our named executive officers as of December 31, 2023. The market value of the RSUs is based on the $151.79 closing price of Expedia Group common stock on the Nasdaq Stock Market on December 29, 2023, the last trading day of the year.

			Option Awards				Stock Awards
			Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Grant Date(1)

Barry Diller	02/28/2017	A	150,000	—	119.04	02/28/2024	—	—	—	—
	02/25/2021	B	—	—	—	—	12,277	1,863,526	—	—
	03/21/2022	B	—	—	—	—	20,179	3,062,970	—	—
	03/14/2023	B	—	—	—	—	51,225	7,775,443	—	—
Peter Kern	02/28/2020	C	—	—	—	—	1,584	240,435	—	—
	02/25/2021	D	—	—	—	—	1,000,000	151,790,000	—	—
	02/25/2021	E	—	2,275,000	157.18	02/25/2028	—	—	—	—
Julie Whalen	09/28/2022	F	—	—	—	—	165,078	25,057,190	—	—
	03/14/2023	B	—	—	—	—	23,642	3,588,619	—	—
	03/14/2023	G	—	—	—	—	—	—	29,098	4,416,785
Robert Dzielak	03/02/2018	H	25,640	—	104.5	03/02/2025	—	—	—	—
	03/02/2018	A	20,251	—	104.5	03/02/2025	—	—	—	—
	02/28/2020	C	—	—	—	—	1,109	168,335	—	—
	02/25/2021	B	—	—	—	—	4,855	736,940	—	—
	02/25/2021	I	—	—	—	—	7,768	1,179,105	—	—
	03/21/2022	B	—	—	—	—	6,454	979,653	—	—
	03/21/2022	J	—	—	—	—	—	—	5,738	870,895
	03/14/2023	B	—	—	—	—	17,141	2,601,832	—	—
	03/14/2023	G	—	—	—	—	—	—	21,096	3,202,162
Lance Soliday	02/28/2017	A	4,739	—	119.04	02/28/2024	—	—	—	—
	03/02/2018	A	14,903	—	104.50	03/02/2025	—	—	—	—
	02/28/2020	C	—	—	—	—	238	36,126	—	—
	02/25/2021	B	—	—	—	—	1,004	152,397	—	—
	02/25/2021	I	—	—	—	—	536	81,359	—	—
	03/21/2022	B	—	—	—	—	1,613	244,837	—	—
	03/21/2022	J	—	—	—	—	—	—	478	72,556
	03/14/2023	B	—	—	—	—	4,286	650,572	—	—
	03/14/2023	G	—	—	—	—	—	—	1,758	266,847
(1) Represents the date on which the award grant was approved by the Compensation Committee or the Section 16 Committee, which was dissolved on July 26, 2019.
AOptions vest in four equal annual installments, beginning the February 15th following the grant date, and continuing on February 15 in each of the following three years.

2024 Proxy Statement	57	Expedia Group

Executive Compensation
BRSUs vest over four years in 16 equal installments with the first vest of 6.25% occurring the May 15th following the grant date and an additional 6.25% vesting on the 15th day of the second month of each of the next 15 fiscal quarters.
CRSUs vest 25% on the February 15th following the grant date, and thereafter vest 6.25% on the 15th day of the second month of each succeeding fiscal quarter until fully vested.
DRSUs vest 50% on June 1, 2024; 25% on June 1, 2025; and 25% on June 1, 2026; subject to Mr. Kern's continued employment with the Company through each vesting date.
EOptions vest 100% on June 1, 2024.
FRSUs vest in full on September 26, 2026, subject to Ms. Whalen's continued employment with the Company through the vesting date.
GPSUs vest 100% on February 15, 2026, subject to the satisfaction of performance conditions that are tied to the Company's compound annual stock price growth rate, determined using a $103.10 starting price (the 10-trading-day trailing average of Expedia Group’s common stock price through March 14, 2023) and an ending price based on a 30-trading-day trailing average through December 31, 2025. The value shown assumes performance at target levels.
HOptions vested 100% on February 15, 2023.
IThe performance period for this PSU award ended as of December 31, 2023. The value shown reflects threshold level payout, as approved by the Compensation Committee on February 7, 2024, with vesting subject to the executive’s continued service through February 15, 2024.
JPSUs vest 100% on February 15, 2025, subject to the satisfaction of performance conditions that are tied to the Company's compound annual stock price growth rate, determined using a $189.55 starting price (the 30-day trailing average of Expedia Group’s common stock price through February 28, 2022) and an ending price based on a 30-day trailing average through December 31, 2024. The value shown assumes performance at threshold levels.

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Executive Compensation
2023 Options Exercised and Stock Vested
The following table displays exercised stock options and vested RSUs for the named executive officers during 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)

Barry Diller	—	—	33,148	3,630,368
Peter Kern	—	—	6,338	695,550
Julie Whalen	—	—	5,455	589,162
Robert Dzielak	70,000	1,082,251	26,636	3,164,612
Lance Soliday	14,587	184,003	4,004	440,562
(1)Value realized on exercise of options calculated by multiplying (i) the number of shares of Expedia Group common stock acquired upon exercise of the options by (ii) the difference between the (A) closing price of Expedia Group common stock on the Nasdaq Stock Market on the exercise date and (B) the exercise price of the options.
(2)Represents the gross number of shares acquired upon vesting of RSUs without taking into account any shares withheld to satisfy applicable tax obligations.
(3)Value realized on vesting of RSUs calculated by multiplying (i) the gross number of shares acquired upon vesting of RSUs by (ii) the closing price of Expedia Group common stock on the Nasdaq Stock Market on the vesting date, or if the Nasdaq Stock Market was closed for trading on the vesting date, the immediately preceding trading day.

2024 Proxy Statement	59	Expedia Group

Executive Compensation
Potential Payments Upon Termination or Change in Control
Certain of our named executive officers have entered into employment agreements and related equity award agreements that provide for salary continuation, accelerated equity award vesting, and other severance benefits in the event of a change in control of the Company or upon the termination of the executive’s employment with Expedia Group under specified circumstances. These plans and agreements are described below as they apply to our named executive officers.
Employment Agreement Severance Provisions
As of December 31, 2023, each of Mr. Dzielak, Mr. Kern and Ms. Whalen had an employment agreement with the Company. Neither Mr. Diller nor Mr. Soliday has an employment agreement with the Company.
Qualifying Termination
The employment agreements entered into by Mr. Dzielak, Mr. Kern and Ms. Whalen provide for certain benefits in the event the executive’s employment is terminated (i) by the Company without Cause (as defined below), or (ii) by the executive for Good Reason (as defined below), – each, a “Qualifying Termination,” which term excludes termination by virtue of death or disability (the consequences of which are summarized later in this section). The principal Qualifying Termination benefits corresponding to each of Mr. Dzielak, Mr. Kern and Ms. Whalen, along with their applicable conditions and restrictions, are described qualitatively in the summary immediately below, while the following section, entitled “Estimated Potential Payments Upon Termination or Change in Control” includes a quantitative, tabular presentation.
Salary
Expedia Group will continue to pay base salary (in equal, biweekly installments) from the date of the Qualifying Termination to:
•Mr. Dzielak and Ms. Whalen, for 12 months, except that Expedia Group may, at its sole discretion, choose to extend the payment period for Mr. Dzielak to 18 months (whether 12 or 18 months, the “Dzielak Continuation Period”); and
•Mr. Kern, for 12 months.
Equity Awards
With the exception of the awards described below, all equity holdings that otherwise would have vested during the 12-month period following the Qualifying Termination, will accelerate, with equity awards that vest less frequently than annually treated as though such awards vested annually; and all vested options (including those accelerated according to this paragraph) will remain exercisable through the later of (i) 18 months from the Qualifying Termination date, or (ii) the scheduled expiration date of the options. The exceptions are:
•Stock options to purchase 2,2750,000 shares of Company shares, granted to Mr. Kern on February 25, 2021 (the “2021 Kern Option Award”). After a Qualifying Termination, or after a termination due to Mr. Kern’s death or disability at any time after June 1, 2022, the 2021 Kern Option Award will vest in full remain exercisable until the earlier of (i) the two-year anniversary of the termination date, or (ii) the expiration of the Kern Option Award’s original seven-year term.
•RSU Award covering 1,000,000 Shares, granted to Mr. Kern on February 25, 2021 (the “2021 Kern RSU Award”). After a Qualifying Termination, or after a termination due to Mr. Kern’s death or disability, the 2021 Kern RSU Award will vest in share amounts that correspond to the award’s respective tranches, and the termination date, as set forth below.

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Executive Compensation

		Termination Date
Award	Vesting Date	June 1, 2023 through May 31, 2024	June 1, 2024 through May 31, 2025	June 1, 2025 through May 31, 2026

500,000 RSUs (Tranche 1)	June 1, 2024	500,000	N/A	N/A
250,000 RSUs (Tranche 2)	June 1, 2025	250,000	250,000	N/A
250,000 RSUs (Tranche 3)	June 1, 2026	208,611	250,000	250,000
Whalen Equity Awards
Initial RSU Award. In connection with her appointment as Chief Financial Officer of the Company, Ms. Whalen was granted an award of 165,078 restricted stock units on September 28, 2022, with a vest date of September 26, 2026, subject to Ms. Whalen’s continued employment with the Company (the "Whalen Initial RSU Award”). In the event of a Qualifying Termination, the Initial RSU Award will accelerate and vest in full. In addition, If Ms. Whalen terminates her employment for any reason other than good reason, then the Whalen Initial RSU Award will vest to the extent the award would have vested had the award vested quarterly in equal installments through the termination date.
Director RSUs. Prior to her appointment as Chief Executive Officer of the Company, Ms. Whalen was entitled to receive standard non-employee director compensation in accordance with the Company's compensation policies and practices for the Board, which included annual grants of restricted stock units on June 1 that vest in equal installments on the first three anniversaries of the grant date, subject to Ms. Whalen’s continued service as a member of the Board (the "Whalen Director RSUs"). As of December 31, 2023, 1,758 Whalen Director RSUs remained outstanding and unvested. In the event of a Change in Control (as defined in the Expedia Group 2005 Plan), the Whalen Director RSUs will vest in full. If Ms. Whalen ceases to be a member of the Expedia Group Board of Directors or otherwise provide services to the Company, the Whalen Director RSUs will be forfeited.
COBRA Benefit
Upon a Qualifying Termination, Expedia Group will pay a lump sum amount equal to the cost of COBRA health insurance coverage for 12 months in the case of Mr. Kern and Ms. Whalen, and for the Dzielak Continuation Period in the case of Mr. Dzielak.
Conditions and Restrictions
The Qualifying Termination benefits described above are conditioned upon Mr. Dzielak, Mr. Kern and Ms. Whalen (respectively) executing a release of claims agreement and, (i) in the case of Messrs. Dzielak and Kern, complying with non-compete and non-solicitation restrictions during the period beginning on the Qualifying Termination date and ending at conclusion of the Dzielak Continuation Period in Mr. Dzielak’s case, and after 18 months in Mr. Kern’s case, and (ii) in the case of Ms. Whalen, complying with non-solicitation restrictions during the term of her employment.
Any cash payments made in connection with the severance provisions described above will be offset by any cash amounts earned from other employers during the applicable period.
“Cause” and “Good Reason”
The Dzielak, Kern and Whalen employment agreements include substantially similar definitions of “cause” and “good reason”, the material elements of which are summarized as follows:
•“Good Reason” means the occurrence of any of the following without the executive’s consent (i) the Company’s material breach of any material provision of the executive’s employment agreement; (ii) the material reduction in the executive’s title, duties or reporting responsibilities; (iii) a material reduction in the executive’s base salary; or (iv) the relocation of the executive’s principal place of employment beyond a specified distance from the Seattle metropolitan area; in each case, following a requisite notice and cure period in favor of the Company.

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Executive Compensation
•“Cause” means the executive’s (i) plea of guilty or nolo contendere to, conviction for, or the commission of, a felony offense; (ii) material breach of a fiduciary duty owed to the Company or any of its subsidiaries; (iii) material breach of any of the covenants made pursuant to the executive’s employment agreement; (iv) willful or gross neglect of the material duties required by the executive’s employment agreement; or (v) knowing and material violation of any Company policy pertaining to ethics, legal compliance, wrongdoing or conflicts of interest, subject to certain qualifications.
Death or Disability
With the exception of the equity awards granted to Mr. Kern on February 25, 2021, in the event of termination of employment due to death or disability (as such termination is described in the Expedia Group 2005 Plan), vesting of all outstanding equity awards held by Expedia Group employees, including the named executive officers, will accelerate. The treatment of Mr. Kern’s February 2021 equity awards upon his death or disability are described above under “Employment Agreement Severance Provisions — Equity Awards.”
Expedia Group 2005 Plan Change in Control Equity Acceleration
Equity granted before June 2020
Pursuant to the Expedia Group 2005 Plan, which was in effect until June 2020, in the event of a “change in control” (as defined below), outstanding equity awards granted before June 2020 and held by employees with a title of Senior Vice President or above, including each of our named executive officers, will become fully vested and, in the case of options, fully exercisable (“Single Trigger Event”). With respect to a Single Trigger Event, any restrictions applicable to restricted stock and RSUs will lapse, and RSUs will be considered earned and payable in full and will be settled in cash or shares of Expedia Group common stock as promptly as practicable, except to the extent such settlement must be delayed pursuant to the rules and regulations of Section 409A of the Code.
The Expedia Group 2005 Plan defines a “change in control” as follows:
•another party, other than Mr. Diller or his respective affiliates, acquires the beneficial ownership of at least 50% of the Company’s outstanding voting stock, with certain exceptions;
•the members of the Board as of the date the Expedia Group 2005 Plan was approved by the Board (the “incumbent Board members”) cease to constitute a majority of the Board (with replacement directors that are endorsed by a majority of the Company directors who are incumbent Board members generally counting as incumbent Board members);
•the Company consummates a merger, reorganization or consolidation with another party, or the sale or other disposition of all or substantially all of the Company’s assets or the purchase of assets or stock of another entity (“Business Combination”), unless (A) all or substantially all of the beneficial stockholders of the Company immediately prior to such Business Combination retain more than 50% of the combined voting power of the outstanding voting securities of the entity resulting from the Business Combination in substantially the same proportions as their ownership of voting stock immediately prior to such Business Combination, (B) no person (excluding Mr. Diller and his respective affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from the Business Combination were incumbent Board members at the time of the initial agreement or Board action providing for such Business Combination; or
•the Company’s stockholders approve the complete liquidation or dissolution of the Company.
Equity granted after June 2020
On June 10, 2020, the Company’s stockholders approved amendments to the Expedia Group 2005 Plan (the “Amended 2005 Plan”). Pursuant to the Amended 2005 Plan, in the event of a change in control of the Company:
•If an equity award granted under the Amended 2005 Plan is not converted, assumed, substituted or continued by the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be, then immediately prior to the change in control such award, will become fully vested and, in the case of options, fully exercisable; and

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•If an equity award granted under the Amended 2005 Plan is converted, assumed, substituted or continued by the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be, and if such award is held by an officer of the Company (and not the Company’s subsidiaries or affiliates) with a title of Senior Vice President or above, including each of our named executive officers, upon the executive’s termination of employment during the two-year period following such change in control by the Company other than for cause or disability or by the participant for good reason (as such terms are defined in the Amended 2005 Plan), outstanding equity awards held by such executive will become fully vested as described above with respect to a Single Trigger Event above.
The definition of “change in control” was not amended in connection with the approval of the Amended 2005 Plan. On May 31, 2023, the Company's stockholders approved further amendments to the Amended 2005 Plan to increase the number of shares authorized for issuance thereunder and to reflect other administrative, clarifying and conforming changes; these 2023 amendments, however, did not affect the Amended 2005 Plan's treatment of equity in the event of a change of control.
Incremental Vesting Equity Awards
Other than new-hire grants or special equity awards, stock option and RSU awards granted to employees prior to 2019, including the named executive officers, were generally subject to incremental vesting whereby 25% of the stock option or RSU award vests and, in the case of stock options, become exercisable in each of the four years following the grant, subject to continued service with the Company through each applicable vesting date (“Incremental Vesting Equity Awards”). RSU awards that were granted to employees, including the named executive officers, in 2021 generally vest 25% in the first year following the grant and 6.25% each quarter thereafter until fully vested. RSU awards that were granted to employees, including the named executive officers after 2021 generally vest 6.25% each quarter following the grant date until fully vested.
Each of our named executive officers held Incremental Vesting Equity Awards that were unvested as of December 31, 2023. In the event of a change in control, these equity awards vest as described in the section above entitled “Expedia Group 2005 Plan Change in Control Equity Acceleration”, and, if applicable, in the section above entitled “Employment Agreement Severance Provisions” upon a Qualifying Termination, or the section above entitled “Death or Disability” upon termination due to death or disability.
Performance Stock Unit Awards
In the event of a change in control, unvested PSU awards vest as described immediately above, in “Expedia Group 2005 Plan Change in Control Equity Acceleration” and unless otherwise provided in the applicable award agreement or other agreement with the participant, the number of PSUs that vest is calculated at the target level if the change in control occurs before the completion of fifty percent of the applicable performance period, or at the actual performance level through the date of the change in control, if the change of control occurs after completion of fifty percent of the applicable performance period.
Estimated Potential Payments Upon Termination or Change in Control
The table below describes and quantifies certain amounts that would become payable to our named executive officers upon certain terminations of employment or change in control events, in each case assuming that the relevant event occurred on December 31, 2023. These amounts, which exclude the effect of any applicable taxes, are based on:
•the named executive officer’s base salary as of December 31, 2023;
•the stock options, RSUs, and PSUs held by the named executive officer as of December 31, 2023; and
•the closing price of Expedia Group common stock on December 29, 2023, the last trading day of the year ($151.79).
These figures are estimates of the incremental amounts that would be paid to the executive upon such an event. Any actual amounts payable can only be determined at the time of the relevant event. In addition to these amounts, certain other amounts and benefits generally payable and made available to other Company employees upon termination of employment, including payments for accrued but unpaid salary, will generally be payable to our named executives.

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Executive Compensation

Name and Benefits	Qualifying Termination(1) ($)	Stock Price Performance Goal Satisfied (w/ Qualifying Termination)(2) ($)	Death or Disability ($)	Change in Control(3) ($)	Change in Control Plus Awards Not Assumed, and Termination within 2 years(4) ($)

Barry Diller
Incremental Vesting Equity Awards	—	—	12,701,939	—	12,701,939
Total Estimated Incremental Value	—	—	12,701,939	—	12,701,939
Peter Kern
Cash Severance (salary)	1,000,000	—	—	—	—
COBRA Benefit	26,781	—	—	—	—
Incremental Vesting Equity Awards	240,435	—	240,435	240,435	—
2021 Kern RSU Award	145,507,564	—	145,507,564	—	151,790,000
2021 Kern Option Award	—	—	—	—	—
Total Estimated Incremental Value	146,774,780	—	145,747,999	240,435	151,790,000
Julie Whalen
Cash Severance (salary)	950,000	—	—	—	—
COBRA Benefit	26,778	—	—	—	—
Incremental Vesting Equity Awards(5)	26,161,310	—	28,645,809	—	28,645,809
Performance Stock Unit Awards	—	1,472,262	4,416,785	—	4,416,785
Total Estimated Incremental Value	27,138,088	1,472,262	33,062,594	—	33,062,594
Robert Dzielak
Cash Severance (salary)(6)	1,425,000	—	—	—	—
COBRA Benefit(6)	28,058	—	—	—	—
Incremental Vesting Equity Awards	1,993,762	—	4,486,761	168,335	4,318,425
Performance Stock Unit Awards(7)	—	3,407,686(8)	6,123,057	—	6,123,057
Total Estimated Incremental Value	3,446,820	3,407,686	10,609,818	168,335	10,441,482
Lance Soliday(9)
Incremental Vesting Equity Awards	—	—	1,083,932	36,126	1,047,806
Performance Stock Unit Awards(7)	—	—	493,318	—	493,318
Total Estimated Incremental Value	—	—	1,577,250	36,126	1,541,124
(1)Qualifying Termination is described in the section above titled “Employment Agreement Severance Provisions - Qualifying Termination.” “COBRA Benefit” relates to the payment of a lump sum amount equal to the cost of COBRA health insurance coverage for 12 months upon the Qualifying Termination of Mr. Kern and Ms. Whalen; and in the case of Mr. Dzielak’s Qualifying Termination, the lump sum amount will correspond to the cost of COBRA coverage during the Dzielak Continuation Period.
(2)Represents the incremental amounts, above and beyond the corresponding amounts in the preceding "Qualifying Termination" column, payable by virtue of applicable performance goals having been satisfied in connection with a Qualifying Termination.
(3)Reflects accelerated vesting for awards granted to the named executive officers before June 2020 pursuant to the Amended 2005 Plan as described in the sections above titled “Expedia Group 2005 Plan Change in Control Equity Acceleration - Equity granted before June 2020” and “Performance Stock Unit Awards.”

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(4)Reflects accelerated vesting for awards granted to the named executive officers after June 2020 pursuant to the Amended 2005 Plan as described in the section above titled “Expedia Group 2005 Plan Change in Control Equity Acceleration - Equity granted after June 2020” and “Performance Stock Unit Awards.”
(5)Assuming Ms. Whalen's termination of employment as of December 31, 2023 for any reason other than good reason, as further described in the section above titled "Employment Agreement Severance Provisions — Whalen Initial RSU Award," she would receive $7,830,372 in respect of the partial vesting of the Whalen Initial Equity Award. The termination for any reason other than good reason scenario is mutually exclusive to each of the other five scenarios represented in the header rows of this table.
(6)The amount of Cash Severance (salary) and Health and Benefits for Mr. Dzielak assumes that Expedia Group has chosen to extend the Dzielak Continuation Period to 18 months.
(7)Reflects 50% payout for PSUs with performance period that ended on December 31, 2023.
(8)For PSUs with performance period ending after December 31, 2023, reflects incremental value of 12-months forward vesting at target level. These PSUs will vest after the end of the applicable performance periods, with the number of PSUs vesting based on performance against applicable stock price goals at that time.
(9)Mr. Soliday has not entered into an employment agreement with the Company that provides for Qualifying Termination benefits; assuming however that Mr. Soliday received compensation consistent with the Company's Severance Guidelines, as described in the above section "Compensation Discussion and Analysis — Severance — Severance Guidelines", upon an assumed a Qualifying Termination on December 31, 2023, he would receive the following estimated supplemental amounts: $229,250 (Cash Severance), $13,389 (COBRA Benefit), and $143,897 (Incremental Vesting Equity Awards); plus an additional $244,388 in respect of Performance Stock Unit Awards in the event that performance goals were satisfied in connection with the foregoing scenario.

2024 Proxy Statement	65	Expedia Group

Executive Compensation
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations, we are providing the information below regarding the ratio of the annual total compensation of our median compensated employee to that of our Vice Chairman/Chief Executive Officer (the “CEO Pay Ratio”).
Identifying Our Median Compensated Employee
When determining our median compensated employee, we included the following compensation elements for our global employee population other than our Vice Chairman/Chief Executive Officer, including employees of our consolidated subsidiaries, as of November 1, 2023 (the “Determination Date”), using applicable foreign exchange rates in effect on the Determination Date:
•annual salary, which for hourly employees was calculated based on hourly rates and total scheduled 2023 hours as of the Determination Date, and for all other employees was calculated based on the salary in effect on the Determination Date;
•annual bonus (including cash incentive plan payments), which was calculated based on an employee’s target percentage times base salary in effect on the Determination Date; and
•equity-based compensation, which was calculated based on target equity award levels as of the Determination Date, taking into account an employee’s role and level.
On the Determination Date, our global employee population for purposes of the median employee determination was 17,148 employees, comprising 8,052 domestic and 9,096 international employees, and including both full-time and part-time employees, interns, trainees, and fixed term contractors who are paid directly by the Company. This determination process identified a median group of several employees, from which a representative employee was selected taking into account demographic characteristics that best represent a typical Expedia Group employee, including tenure, location, role and responsibilities.
Median Employee’s Total 2023 Compensation
Having identified our median compensated employee, we then calculated that employee’s actual 2023 total compensation in accordance with the SEC’s requirements for reporting named executive officer compensation in the 2023 Summary Compensation Table, resulting in 2023 annual total compensation of $105,372.
CEO’s Total 2023 Compensation
For the purposes of the 2023 CEO Pay Ratio disclosure, we used Mr. Kern’s 2023 total compensation, as reported in the Summary Compensation Table, for a total of $1,009,900.
2023 CEO Pay Ratio
The ratio of Mr. Kern’s annual total compensation for 2023 to the median employee's annual total compensation, determined as described above, was 10:1.
The pay ratio disclosure set forth above is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the related pay ratio permit companies to use a wide range of methodologies, estimates and assumptions. As a result, the pay ratios reported by other companies may be based on other permitted methodologies and/or assumptions, and as a result, are likely not comparable to our pay ratio.

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Executive Compensation
Pay Versus Performance
SEC rules require us to provide the information below regarding compensation for Peter Kern, our Chief Executive Officer, and our other named executive officers for each of the covered fiscal years listed below. For purposes of this disclosure, Mr. Kern is referred to as our “PEO” (principal executive officer) and the other named executive officers as a group for each of the covered fiscal years are referred to as our “Non-PEO NEOs.”
Two Compensation Calculation Methodologies: SCT and CAP. SEC rules require that for each covered fiscal year, we include both (i) total compensation as calculated under SEC rules for the summary compensation table (“SCT Total”), and (ii) compensation calculated using the methodology required by the SEC, referred to as Compensation Actually Paid (“CAP”). The difference between the SCT Total and the CAP amounts for our PEO and Non-PEO NEOs relates solely to the fluctuations in the valuation of the equity component included.
Valuation of Equity for SCT and CAP Totals. For the SCT Total, the value of equity included is the fair value of equity awards granted during the relevant fiscal year (as reported in the "Stock Awards" and "Option Awards" columns of the summary compensation table). For the CAP total on the other hand, the value of the equity included is calculated as the sum of the following items, adjusted to deduct any values related to prior fiscal year awards forfeited during the covered fiscal year:
•Awards granted during the relevant fiscal year that were still outstanding and unvested at year’s end: the year-end fair value.
•Awards granted during prior fiscal years that were still outstanding and unvested as of the applicable year-end: the change in value as of the applicable year-end compared with the prior year-end.
•Awards granted during the relevant fiscal year that vested during such year: the value as of the vesting date.
•Awards granted during prior fiscal years that vested during the covered fiscal year: the change in value as of the vesting date compared with the prior year-end.
•Awards granted during prior fiscal years that were modified during the applicable fiscal year: the incremental fair value as of the modification date.
See Footnote 4 below for a reconciliation of the SCT totals to CAP totals and details regarding the calculation of the equity components for each. For further information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”
Pay versus Performance Table

					Value of Initial Fixed $100 Investment Based On:
Year	SCT Total Compensation for PEO (Mr. Kern)	CAP to PEO (Mr. Kern)(4)	Average SCT Total for Non-PEO NEOs(1)	Average CAP to Non-PEO NEOs(1)(4)	Total Share-holder Return(2)	Peer Group Total Share-holder Return(2)	Net Income (millions)	Stock Price Performance(3)

2023	$1,009,900	$158,967,169	$4,998,441	$13,084,343	$140.92	$118.93	$688	73%
2022	$1,094,473	($235,842,293)	$7,743,883	($6,052,486)	$81.33	$81.50	$343	(52)%
2021	$296,247,749	$382,114,030	$5,343,670	$16,835,835	$167.78	$134.41	$15	36%
2020	$4,200,686	$9,448,369	$3,143,963	$10,476,047	$122.92	$137.32	($2,728)	22%
(1)Non-PEO NEOs. For 2020 and 2021, the Non-PEO NEOs were Messrs. Diller, Hart, Dzielak, and Soliday. For 2022, the Non-PEO NEOs were the same executives, plus Ms. Whalen. For 2023, the Non-PEO NEOs were Messrs. Diller, Dzielak, and Soliday and Ms. Whalen.
(2)Value of fixed investments methodology. Assumes a hypothetical $100 investment on December 31, 2019 and reflects the cumulative total return to holders of Expedia Group’s common stock and the cumulative total returns of the RDG (Research Data Group) Internet Composite Index, which is the industry peer group included in the Stock Performance Graph in our Annual Report on Form 10-K for the year December 31, 2023.

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(3)Stock Price Performance. Reflected as a percentage calculated by dividing the difference between (i) the closing price of one share of Expedia Group common stock on the last trading day of the applicable fiscal year and (ii) the price on the last trading day of the prior fiscal year, by the closing price of the share on the last trading day of the prior fiscal year.
(4)Compensation Actually Paid (CAP). The dollar amounts reported represent the amount of “compensation actually paid” ("CAP"), as computed in accordance with SEC rules and do not reflect the actual amount of compensation earned or received by or paid to our named executive officers during the applicable fiscal year. To calculate CAP in accordance with SEC rules, the following amounts were deducted from, and added to, the applicable SCT totals:
Mr. Kern (PEO) — Reconciliation of SCT Total to CAP Total

Year	SCT Total Compensation	-	Grant Date Fair Value of Awards Granted During Year(i)	+	Value of Equity Calculated Using SEC Specified Methodology(ii)(iii)	=	CAP Total

2023	$1,009,900	(-)	—	(+)	$157,957,269	(=)	$158,967,169
2022	$1,094,473	(-)	—	(+)	$(236,936,766)	(=)	$(235,842,293)
2021	$296,247,749	(-)	$294,567,250	(+)	$380,433,531	(=)	$382,114,030
2020	$4,200,686	(-)	$4,047,285	(+)	$9,294,968	(=)	$9,448,369
Non-PEO NEOs (Average) — Reconciliation of SCT Total to CAP Total

Year	Avg. SCT Total Compensation	-	Avg. Grant Date Fair Value of Awards Granted During Year(i)	+	Avg. Value of Equity Calculated Using SEC Specified Methodology(ii)(iii)	=	Avg. CAP Total

2023	$4,998,441	(-)	$4,080,561	(+)	$12,166,462	(=)	$13,084,343
2022	$7,743,883	(-)	$6,687,118	(+)	($7,109,251)	(=)	($6,052,486)
2021	$5,343,670	(-)	$4,535,765	(+)	$16,027,929	(=)	$16,835,835
2020	$3,143,963	(-)	$2,427,918	(+)	$9,760,002	(=)	$10,476,047
(i)    Represents the amounts reported in the Stock Awards and Option Awards columns of the SCT for the applicable fiscal year. As described above with regard to the SEC’s definitions, when calculating CAP these amounts are first deducted from the SCT Total for the relevant fiscal year.
(ii) Represents the value of equity calculated according to the SEC’s specified CAP methodology. As described above, when calculating CAP for Mr. Kern (PEO) and the average CAP for the Non-PEO NEO’s as a group, the value of included equity is calculated by adding or subtracting the various items reflected in the following tables:
Mr. Kern (PEO) — CAP Fair Value of Equity Calculation

Year	YE Value of Current Year Awards Outstanding as of YE	+	Change in Value as of YE for Prior Year Awards Outstanding as of YE	+	Change in Value as of Vesting Date for Prior Awards That Vested During the Year	+	Value as of Vesting Date for Current Year Awards That Vested During the Year	-	Value as of Prior YE for Prior Year Awards Forfeited During the Year	+	Incremental Value of Prior Year Awards Modified During the Year	=	Value of Equity for CAP Purposes

2023	$0	(+)	$157,816,927	(+)	$140,341	(+)	$0	(-)	$0	(+)	$0	(=)	$157,957,269
2022	$0	(+)	($227,925,560)	(+)	$24,793	(+)	$0	(-)	$9,036,000	(+)	$0	(=)	($236,936,766)
2021	$372,605,848	(+)	$6,049,939	(+)	$1,777,744	(+)	$0	(-)	$0	(+)	$0	(=)	$380,433,531
2020	$6,868,968	(+)	$2,426,000	(+)	$0	(+)	$0	(-)	$0	(+)	$0	(=)	$9,294,968

Expedia Group	68	2024 Proxy Statement

Executive Compensation
Non-PEO NEOs — CAP Fair Value of Equity Calculation

Year	Avg. YE Value of Current Year Awards Outstanding as of YE	+	Avg. Change in Value as of YE for Prior Year Awards Outstanding as of YE	+	Avg. Change in Value as of Vesting Date for Prior Awards That Vested During the Year	+	Avg. Value as of Vesting Date for Current Year Awards That Vested During the Year	-	Avg. Value as of Prior YE for Prior Year Awards Forfeited During the Year	+	Avg. Incremental Value of Prior Year Awards Modified During the Year	=	Avg. Value of Equity for CAP Purposes

2023	$6,497,811	(+)	$4,888,201	(+)	$300,989	(+)	$599,907	(-)	$120,445	(+)	$0	(=)	$12,166,462
2022	$3,679,422	(+)	($9,950,340)	(+)	($562,349)	(+)	$315,002	(-)	$596,921	(+)	$5,934	(=)	($7,109,251)
2021	$4,753,322	(+)	$6,690,022	(+)	$3,996,658	(+)	$587,928	(-)	$0	(+)	$0	(=)	$16,027,929
2020	$2,917,833	(+)	$7,540,466	(+)	($1,141,316)	(+)	$0	(-)	$0	(+)	$443,018	(=)	$9,760,002
(iii) Equity valuation assumptions: Time-vested stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of the grant date. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. Market-based restricted share units, market-based stock options, and market-based performance share units grant date fair values are calculated based on Monte Carlo simulations as of the grant date. Adjustments have been made to the inputs of Monte Carlo simulations using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. Time-vested restricted share unit grant date fair values are calculated using the stock price as of the grant date. Adjustments have been made using the stock price as of year-end and as of each vest date.
Most Important Measures Linking Compensation Actually Paid During 2023 to Company Performance
The three measures listed below represent the most important financial and non-financial performance measures used to link 2023 compensation actually paid to Company performance. For further information regarding these performance metrics and their function in our executive compensation program, please see “Compensation Discussion and Analysis.”

2023 Most Important Measures

Stock Price Performance
Adjusted EBITDA
Operational Efficiency

2024 Proxy Statement	69	Expedia Group

Executive Compensation
Relationship Between Compensation Actually Paid and Financial Performance Measures
The following graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance table above.
CAP versus Stock Price Performance
CAP versus Company TSR and Peer Group TSR

Expedia Group	70	2024 Proxy Statement

Executive Compensation
CAP versus Net Income

2024 Proxy Statement	71	Expedia Group

Certain Relationships and Related Person Transactions
Certain Relationships and Related Person Transactions
Review and Approval or Ratification of Related Person Transactions
Under the Audit Committee’s charter, and consistent with Nasdaq rules, any “related person transaction” must be reviewed and approved or ratified by the Audit Committee. Related persons include the Company’s executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. Related person transactions are transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person or entity has a direct or indirect material interest). While we have no written policy, when a potential related person transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify. When determining whether to approve, ratify, disapprove or reject any related person transaction, the Audit Committee considers all relevant factors, including the extent of the related person’s interest in the transaction, whether the terms are commercially reasonable and whether the related person transaction is consistent with the best interests of the Company and its stockholders.
The legal and accounting departments work with business units throughout the Company to identify potential related person transactions prior to execution. In addition, the Company takes the following steps with regard to related person transactions:
•On an annual basis, each director, director nominee and executive officer of the Company completes a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship with the Company during the last fiscal year in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest.
•Each director, director nominee and executive officer is expected to promptly notify the Company’s legal department of any direct or indirect interest that such person or an immediate family member of such person had, has or may have in a transaction in which the Company participates.
•The Company performs a quarterly search of its accounts payable, accounts receivable and other databases to identify any other potential related person transactions that may require disclosure.
•Any reported transaction that the Company’s legal department determines may qualify as a related person transaction is referred to the Audit Committee.
If any related person transaction is not approved, the Audit Committee may take such action as it may deem necessary or desirable in the best interests of the Company and its stockholders.
Relationships Involving Significant Stockholders, Named Executive Officers and Directors
Relationships Involving Mr. Diller
As of the date of this Proxy Statement, shares of the Company’s Class B common stock (the “Class B Shares”) were held by each of (i) grantor retained annuity trusts, over which Mr. Diller has sole investment power and Mr. Diller’s spouse has sole voting power, and (ii) and The Diller - von Furstenberg Family Foundation (the “Family Foundation”), on whose board of directors Mr. Diller and certain of his family members serve as directors. During the first quarter of 2024, the Company and the Family Foundation committed to multi-year donations of $20 million and $10 million, respectively, to support a public-private partnership project to connect, restore and revitalize parks along the Elliot Bay waterfront in Seattle, including public spaces adjacent to the Company’s corporate headquarters.
Pursuant to the Second Amended and Restated Governance Agreement by and between the Company and Mr. Diller, dated as of April 15, 2019, as amended, (the "Governance Agreement") subject to limited exception, no current or future holder of the Class B Shares may participate in, or vote in favor of, or tender shares into, any change of control transaction involving at least 50% of the outstanding shares or voting power of capital stock of the Company, unless such transaction provides for the same per share consideration and mix of consideration (or election right) and the same participation rights for shares of Class B common stock and

Expedia Group	72	2024 Proxy Statement

Certain Relationships and Related Person Transactions
shares of Expedia Group common stock. The Company's certificate of incorporation reflects the aforementioned transfer restrictions, automatic conversion provisions and change-of-control restrictions reflected in the Governance Agreement. The Company and Mr. Diller have also agreed to the following governance and related provisions:
•Board and Executive Management Composition. Board and Executive Management Composition. Prior to Mr. Diller’s departure from all roles at the Company (“Mr. Diller’s Departure”), no more than two of Mr. Diller’s immediate family members (including Mr. Diller) will serve on the Company’s board of directors at any time. Following Mr. Diller’s Departure (a) no immediate family member of Mr. Diller will serve in an executive position at the Company or as chair of the Company’s board of directors and (b) no more than one Diller family member will serve on the board of directors at any time. The Company agreed that, following Mr. Diller’s Departure, in the event that no family member of Mr. Diller is serving on the Company’s board, the Company will nominate one Diller family member or family-designated representative to serve on the board of directors (subject to the support of two-thirds of the independent directors if the new nominee is a Diller family member), so long as Mr. Diller, his family members and certain related parties (collectively with Mr. Diller and his family members, “Diller-related persons”) in aggregate own at least 5% of the Company’s outstanding common equity or a 15% voting interest in the Company.
The following provisions apply following Mr. Diller’s Departure:
•Limitation on Voting Power of Class B Common Shares on Certain Matters. The voting percentage cast by Class B common shares held or controlled by Diller-related persons on specified matters will be limited to 20% of the total voting power of the outstanding common shares. The specified matters are (a) any merger, sale or other extraordinary transaction requiring Company stockholder approval (with any excess shares to be voted in proportion to votes cast by common shares not held by Diller-related persons) and (b) the election of any director-nominee not supported by a majority of the board of directors (with any excess shares to be voted in proportion to votes cast by common shares not held by Diller-related persons or others soliciting proxies in respect of one or more nominees not nominated by the Company’s board of directors).
•Provisions Relating to Sales of Class B Common Shares. Before any sale by Mr. Diller or other Diller-related persons of Class B common shares representing 10% or more of the Company’s total voting power, the Company will have the opportunity to offer to purchase the shares, and also to accept or reject any counteroffer that the Diller-related person may make, subject to certain procedures. If the Company does not buy the shares, the selling party will have 10 months following conclusion of the first offer process to sell or agree to sell the shares for not less than the price (if any) offered by the Company, after which the Company’s right of first offer will again apply.
•The Company agreed to cooperate reasonably in connection with any sale of Class B common shares by Mr. Diller or other Diller-related persons and to use its reasonable efforts to permit any such sale to be completed promptly. Subject to the acquiror agreeing to a customary standstill at 30% of the Company’s total voting power and absent certain fiduciary duty determinations, the Company’s obligations include granting a waiver of Section 203 of the Delaware General Corporation Law, which following the acquisition could otherwise restrict certain “business combination” transactions with the acquiror.
Relationships Involving Expedia Group and IAC
Overview. In connection with and following the Expedia Spin-Off, Expedia Group and IAC entered into certain arrangements, including arrangements regarding the sharing of certain costs, the use and ownership of certain aircraft and various commercial agreements, certain of which are generally described below.
Cost-Sharing Arrangements. Mr. Diller currently serves as Chairman and Senior Executive of both Expedia Group and IAC. In connection with the Expedia Spin-Off, IAC and Expedia Group had agreed, in light of Mr. Diller’s senior role at both companies and his anticipated use of certain resources to the benefit of both companies, to share certain expenses associated with such usage, as well as certain costs incurred by IAC in connection with the provision of certain benefits to Mr. Diller (the “Shared Costs”).. Cost sharing arrangements in effect during 2023 provided that each of Expedia Group and IAC cover 50% of the Shared Costs, which both companies agreed best reflects the allocation of actual time spent (and time to be spent) by Mr. Diller between the two companies. Shared Costs include IT equipment and support for use by certain individuals who work for Mr. Diller personally. Costs in 2023 for which IAC billed Expedia Group in connection with these arrangements amounted to approximately $475,000.

2024 Proxy Statement	73	Expedia Group

Certain Relationships and Related Person Transactions
Aircraft Arrangements. Each of Expedia Group and IAC currently holds a 50% ownership interest in two aircraft that may be used by both companies (the, “Aircraft”).. Pursuant to an amended and restated operating agreement that allocates the costs of operating and maintaining the Aircraft between the parties, fixed costs are allocated 50% to each company and variable costs are allocated based on usage. Fixed and variable costs are generally paid by each company to third parties in accordance with the terms of the amended and restated operating agreement.
In the event Mr. Diller ceases to serve as Chairman of either Expedia Group or IAC, each of Expedia Group or IAC will have a put right (to the other party) with respect to its 50% ownership interest in the aircraft that it does not primarily use (with such determination to be based on relative usage over the twelve month period preceding such event), in each case, at fair market value for the relevant aircraft.
In addition, Expedia Group and IAC have entered into agreements pursuant to which Expedia Group may use additional aircraft owned by a subsidiary of IAC (the “Subsidiary Aircraft”) on a cost basis. During 2023, Expedia Group paid approximately $1.1 million pursuant to these agreements.
Members of the flight crew for the Aircraft and Subsidiary Aircraft are employed by an entity in which each of Expedia Group and IAC has a 50% ownership interest. Expedia Group and IAC share costs relating to flight crew compensation and benefits pro rata according to each company’s respective usage of the Aircraft and Subsidiary Aircraft, for which they are separately billed by the entity described above. In 2023, total payments of approximately $4.1 million were made to this entity by Expedia Group.
Commercial Agreements. Since the IAC/Expedia Group Spin-Off, Expedia Group has continued to work with some of IAC’s businesses pursuant to a variety of commercial agreements. Expedia Group believes that these arrangements are ordinary course and have been negotiated at arm’s length; and none these agreements, whether taken individually or together with similar agreements, involved revenues to (or payments from) Expedia Group businesses in excess of $120,000 in 2023.
Relationship Involving Mr. Altman
Mr. Altman is Chief Executive Officer of OpenAI and served as a member of the Company’s Board of Directors through June 1, 2023. Expedia Group has entered into OpenAI’s standard software licensing agreement for business partners. During 2023, the fees paid by Expedia Group pursuant to the agreement were less than $120,000.

Expedia Group	74	2024 Proxy Statement

Other Matters
Other Matters
Equity Compensation Plan Information
The following table summarizes information, as of December 31, 2023, relating to Expedia’s equity compensation plans pursuant to which grants of stock options, restricted stock, RSUs or other rights to acquire shares may be granted from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(B)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)(C)

Equity compensation plans approved by security holders(1)	11,721,257	143.42(2)	11,530,278(3)
Equity compensation plans not approved by security holders(4)	7,249	—(5)	92,470
Total	11,728,506	—	11,622,748
(1)Information relating to the Expedia Group 2005 Plan, and the Expedia Group, Inc. Employee Stock Purchase Plans (“ESPP”).
(2)Excludes the following equity-based awards outstanding as of December 31, 2023: (i) 8,510,194 securities issuable in connection with RSUs and PSUs (assuming target level performance) for which there is no related exercise price; (ii) grants of 7,723 SARs with a weighted-average exercise price of $105.36; and (iii) grants of 25,346 cash-settled RSUs.
(3)Includes 10,071,567 securities remaining available for issuance under the Expedia Group 2005 Plan, and 1,458,711 securities remaining available for issuance under the ESPP as of December 31, 2023.
(4)Includes the Director Deferred Compensation Plan, as described in the section above titled “Compensation of Non-Employee Directors—Non-Employee Director Deferred Compensation Plan”.
(5)Excludes outstanding share units for which there is no related exercise price.
Annual Reports
Expedia Group’s Annual Report to Stockholders for 2023, which includes Expedia Group’s Annual Report on Form 10-K for the year ended December 31, 2022 (not including exhibits) is available at www.proxyvote.com. Upon written request to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary, Expedia Group will provide, without charge, a paper copy of the Annual Report to Stockholders for 2023. Expedia Group will furnish any exhibit contained in the Annual Report on Form 10-K upon payment of a reasonable fee. Stockholders may also review a copy of the Annual Report to Stockholders for 2023, including the Annual Report on Form 10-K (with exhibits), by accessing Expedia Group’s corporate website at www.expediagroup.com or Expedia Group's filings at www.sec.gov.
Householding
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to send one Notice of Internet Availability of Proxy Materials or set of printed proxy materials to any household at which two or more stockholders reside if they appear to be members of the same family or have given their written consent (each stockholder continues to receive a separate proxy card). This process, which is commonly referred to as “householding,” reduces the number of duplicate copies of materials stockholders receive and reduces printing and mailing costs. Only one copy of the Notice of Internet Availability of Proxy Materials or one set of our printed proxy materials, as applicable, will be sent to stockholders eligible for householding unless contrary instructions have been provided.
Once you have received notice that your broker or the Company will be householding your materials, householding will continue until you are notified otherwise or you revoke your consent. You may request a separate copy of the Notice of Internet Availability of Proxy Materials and/or set of our printed proxy materials by sending a written request to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary, or by calling (206) 679-7200.

2024 Proxy Statement	75	Expedia Group

Other Matters
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice and/or set of our printed proxy materials, or you and another stockholder sharing the same address wish to participate in householding and prefer to receive one Notice of Internet Availability of Proxy Materials and/or set of our printed proxy materials, please notify your broker if you hold your shares in street name or the Company if you are a stockholder of record. Stockholders of record can notify us by sending a written request to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary, or by calling (206) 679-7200.
Proposals by Stockholders at 2025 Annual Meeting
Stockholder proposals intended for inclusion in our 2025 proxy statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act must be received by our Corporate Secretary at our principal executive offices at 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary, no later than December 30, 2024.In accordance with our Amended and Restated By-laws (the "By-Laws"), for director nominations, including any notice of solicitation of proxies intended to be submitted in accordance with the requirements of Rule 14a-19 of the Exchange Act, or other business to be properly brought before our 2025 annual meeting by a stockholder, the stockholder must deliver written notice meeting the requirements set forth in our By-Laws, and any other applicable legal requirements including, but not limited to, the SEC's rules and regulations including Rule 14a-19 of the Exchange Act if applicable, to our Corporate Secretary at our principal executive offices no earlier than February 25, 2025 and no later than March 27, 2025. However, if the 2025 annual meeting is held more than thirty (30) days before or more than sixty (60) days after June 25, 2025, the notice must be delivered no earlier than the close of business on the one hundred and twentieth (120th) day before the 2025 annual meeting and not later than the close of business on the later of the ninetieth (90th) day before the 2025 annual meeting or the tenth (10th) day following the day on which public announcement of the date of the 2025 annual meeting is first made.
Seattle, Washington
April 29, 2024

Expedia Group	76	2024 Proxy Statement

EXPEDIA GROUP, INC.
1111 EXPEDIA GROUP WAY W
SEATTLE, WA 98119

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 24, 2024. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EXPE2024**

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 24, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V49905-P12230-Z87562

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXPEDIA GROUP, INC.

The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors

Nominees:

	Nominee	For	Withhold
1a.	Beverly Anderson	☐	☐
1b.	M. Moina Banerjee*	☐	☐
1c.	Chelsea Clinton	☐	☐
1d.	Barry Diller	☐	☐
1e.	Henrique Dubugras*	☐	☐
1f.	Ariane Gorin	☐	☐
1g.	Craig Jacobson	☐	☐
1h.	Peter Kern	☐	☐
1i.	Dara Khosrowshahi	☐	☐
1j.	Patricia Menendez Cambo*	☐	☐
1k.	Alex von Furstenberg	☐	☐
1l.	Alexandr Wang*	☐	☐
1m.	Julie Whalen	☐	☐

		For	Against	Abstain
2.	Approval, on an advisory basis, of the compensation of Expedia Group's named executive officers.	☐	☐	☐
3.	Ratification of appointment of Ernst & Young LLP as Expedia Group's independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

*To be voted upon by the holders of Expedia Group, Inc.'s Common Stock voting as a separate class.

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V49906-P12230-Z87562

Proxy — Expedia Group, Inc.

Notice of 2024 Annual Meeting of Stockholders
Proxy Solicited by Board of Directors for Annual Meeting – June 25, 2024

The undersigned stockholder of Expedia Group, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 2024, and hereby appoints each of Peter Kern, Robert Dzielak, and Michael Marron, proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Expedia Group, Inc. to be held on Tuesday, June 25, 2024, at 10:30 a.m. Pacific Time, and at any adjournments or postponements thereof, and to vote all shares of Common Stock and/or Class B Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1; AND "FOR" PROPOSALS 2 AND 3; IF PROPERLY PRESENTED AT THE ANNUAL MEETING, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

(Items to be voted appear on reverse side.)